UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under Rule 14a-12

FULGENT GENETICS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

FULGENT GENETICS, INC.

Principal Executive Offices:

4399 Santa Anita Avenue

El Monte, California 91731

March 25, 2025

To Our Stockholders:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders (“Annual Meeting”) of Fulgent Genetics, Inc. to be held at our offices at 4399 Santa Anita Avenue, El Monte, California 91731, on Thursday, May 15, 2025, at 9:00 a.m. Pacific Time.

Details regarding the meeting, the business to be conducted at the meeting, and information about Fulgent Genetics, Inc. that you should consider when you vote your shares are described in the accompanying proxy statement.

At the Annual Meeting, four persons will be elected to our board of directors. In addition, we will ask stockholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025, and to approve the compensation of our named executive officers as disclosed in this proxy statement. Our board of directors recommends the approval of all three proposals. Such other business will be transacted as may properly come before the Annual Meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to the majority of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about March 28, 2025, we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The Notice also provides instructions on how to vote online or by telephone and how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we hope you will vote promptly. Information about voting methods is set forth in the accompanying proxy statement.

Thank you for your continued support of Fulgent Genetics, Inc.

Sincerely,

/s/ Ming Hsieh
Ming Hsieh
Chief Executive Officer

FULGENT GENETICS, INC.

Principal Executive Offices:

4399 Santa Anita Avenue

El Monte, California 91731

March 25, 2025

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

TIME: 9:00 A.M. PACIFIC TIME

DATE: THURSDAY, MAY 15, 2025

PLACE: 4399 SANTA ANITA AVENUE, EL MONTE, CALIFORNIA 91731

PURPOSES:

1.
To elect four directors to serve one-year terms expiring in 2026;
2.
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.
To approve by an advisory vote the compensation of our named executive officers, as disclosed in this proxy statement; and
4.
To transact such other business that is properly presented at the Annual Meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of Fulgent Genetics, Inc. common stock at the close of business on March 20, 2025. A list of stockholders of record will be available at the Annual Meeting and, during the 10 days prior to the Annual Meeting, at our offices located at 4399 Santa Anita Avenue, El Monte, California 91731.

All stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, we urge you to vote and submit your proxy by the Internet, telephone, or mail by following the instructions in the Notice of Internet Availability of Proxy Materials that you previously received in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the Annual Meeting. If you participate in and vote your shares at the Annual Meeting, your proxy will not be used.

BY ORDER OF OUR BOARD OF DIRECTORS

/s/ Ming Hsieh
Ming Hsieh
Chief Executive Officer

Cautionary Information and Forward-Looking Statements

This proxy statement contains forward-looking statements about future events and circumstances. Generally speaking, any statement not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of forward-looking or conditional words such as “could,” “should,” “can,” “continue,” “estimate,” “forecast,” “intend,” “look,” “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “remain,” “goal,” "strategy" and “commit” or similar expressions. In particular, statements regarding our plans, strategies, prospects and expectations regarding our business and industry are forward-looking statements. They reflect our expectations, are not guarantees of performance and speak only as of the date of this proxy statement. Except as required by law, we do not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements. Our business results are subject to a variety of risks, including those that are described in our Annual Report on Form 10-K for the year ended December 31, 2024 and elsewhere in our filings with the Securities and Exchange Commission. If any of these considerations or risks materialize or intensify, our expectations (or underlying assumptions) may change and our performance may be adversely affected.

Website links included in this proxy statement are for convenience only. Information contained on or accessible through such website links is not incorporated herein and does not constitute a part of this proxy statement.

FULGENT GENETICS, INC.

Principal Executive Offices:

4399 Santa Anita Avenue

El Monte, California 91731

PROXY STATEMENT FOR THE

2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2025

This proxy statement, along with the accompanying notice of 2025 Annual Meeting of Stockholders (the “Annual Meeting” or the “2025 Annual Meeting”), contains information about the Annual Meeting of Fulgent Genetics, Inc., including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting at 4399 Santa Anita Avenue, El Monte, California 91731, on Thursday, May 15, 2025, at 9:00 a.m. Pacific Time.

In this proxy statement, we refer to Fulgent Genetics, Inc. as “Fulgent,” the “Company,” “we,” and “us.”

This proxy statement relates to the solicitation of proxies by our board of directors for use at the Annual Meeting.

On or about March 28, 2025, we intend to begin sending to our stockholders the Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement for the Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (“Annual Report”).

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2025

This proxy statement, the Notice of Annual Meeting of Stockholders, our form of proxy card and our Annual Report are available for viewing, printing, and downloading at www.envisionreports.com/FLGT. To view these materials, please have your 15-digit control numbers available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report, which includes our financial statements for the fiscal year ended December 31, 2024, on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at www.fulgentgenetics.com. You may also obtain a printed copy of our Annual Report, including our financial statements, free of charge, from us by sending a written request to: Joyce Zhang, Director of Financial Reporting, at 4399 Santa Anita Avenue, El Monte, California 91731. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why Is the Company Soliciting My Proxy?

Our board of directors (“Board” or “Board of Directors”) is soliciting your proxy to vote at the Annual Meeting to be held at 4399 Santa Anita Avenue, El Monte, California 91731, on Thursday, May 15, 2025, at 9:00 a.m. Pacific Time and any adjournments or postponements of the meeting (“Annual Meeting”). This proxy statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card, and a copy of our Annual Report because you owned shares of our common stock on the record date, March 20, 2025. We intend to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if applicable, proxy materials to stockholders on or about March 28, 2025.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the Annual Meeting and help conserve natural resources. If you received the Notice by mail or electronically, you will not receive another printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Who May Vote?

Only stockholders of record at the close of business on March 20, 2025, will be entitled to vote at the Annual Meeting. On this record date, there were 30,865,730 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

If on March 20, 2025, your shares of our common stock were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record.

If on March 20, 2025, your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted FOR or WITHHELD for each nominee for director and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our Board of Directors’ recommendations, as noted below. Voting by proxy will not affect your right to attend the Annual Meeting.

If your shares are registered directly in your name through our stock transfer agent, Computershare Trust Company, N.A., or you have stock certificates registered in your name, you may vote:

•
By Internet or by telephone. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote over the Internet or by telephone.
•
By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating, and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with our Board of Directors’ recommendations as noted below.
•
In person at the meeting. If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 9:00 a.m. Pacific Time on May 15, 2025.

If your shares are held in “street name” (held in the name of a bank, broker, or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

How Does the Board of Directors Recommend that I Vote on the Proposals?

Our Board of Directors recommends that you vote as follows:

☐ “FOR” the election of the nominees for director;

☐ “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025; and

☐ “FOR” the compensation of our named executive officers, as disclosed in this proxy statement.

If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with the proxy holder’s best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

☐ if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

☐ by re-voting by Internet or by telephone as instructed above;

☐ by notifying Fulgent Genetics, Inc.’s Corporate Secretary at the address of our principal executive offices in writing before the Annual Meeting that you have revoked your proxy; or

☐ by attending the Annual Meeting and voting at the meeting. Attending the Annual Meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the Annual Meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What if I Receive More than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares Be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker, or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker, or other nominee. This ensures your shares will be voted at the Annual Meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter.

What Vote Is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors

The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees, or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Appointment of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the votes cast for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As such, we do not expect broker non-votes for this proposal. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025, our Audit committee of our Board of Directors (“Audit committee”) will reconsider its selection.

Proposal 3: Approve an Advisory Vote on the Compensation of our Named Executive Officers

The affirmative vote of a majority of the votes cast for this proposal is required to approve, on an advisory basis, the compensation of our named executive officers, as described in this proxy statement. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the compensation committee of our Board of Directors (“Compensation committee”) and our Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies, including the costs of preparing, printing, assembling and mailing this proxy statement, the Annual Report, the accompanying proxy card for the Annual Meeting and any additional proxy materials we may furnish to stockholders. Solicitations will be made primarily through the delivery of our proxy materials to stockholders and the availability of these materials on the Internet, but our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. In addition, we have not engaged employees for the specific purpose of soliciting proxies or a proxy solicitation firm to assist us in soliciting proxies, but we may elect to engage and pay the cost of such employees or such a proxy solicitation firm at any time. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The Annual Meeting will be held at 4399 Santa Anita Avenue, El Monte, California 91731, on Thursday, May 15, 2025, at 9:00 a.m. Pacific Time. You need not attend the Annual Meeting in order to vote.

All stockholders that owned our common stock at the close of business on the record date, or their duly appointed proxies, may attend the Annual Meeting in person. If you elect to attend the Annual Meeting, you may be asked to present valid picture identification, such as a driver’s license or passport, to gain admission. Additionally, if your shares are held in street name, you will need to bring a copy of a brokerage statement reflecting your ownership of our common stock as of the record date for the Annual Meeting, as well as a legal proxy issued in your name from the broker, bank or other nominee that holds your shares. Contact your broker, bank or other nominee to obtain these items.

Submitting your proxy before the Annual Meeting will not affect your right to vote in person if you decide to attend the Annual Meeting, and you are encouraged to vote by proxy before the Annual Meeting to ensure your vote will be counted. However, your attendance at the Annual Meeting after having submitted a valid proxy will not in and of itself constitute a revocation of your proxy. In order to do so, you must give oral notice of your intention to vote in person to the inspector of elections of the Annual Meeting and submit a completed ballot at the Annual Meeting reflecting your new vote.

Householding of Annual Disclosure Documents

Some brokers or other nominee record holders may be sending you a single set of our proxy materials if multiple Fulgent Genetics, Inc.’s stockholders live in your household. This practice, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be “householding” our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

We will promptly deliver a separate copy of our Notice or if applicable, our proxy materials to you if you write or call our Corporate Secretary at: 4399 Santa Anita Avenue, El Monte, California 91731 or 626-350-0537. If you want to receive your own set of our proxy materials in the future or, if you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact us at the above address and phone number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save us the cost of producing and mailing these documents by:

•
following the instructions provided on your Notice or proxy card;
•
following the instructions provided when you vote over the Internet; or
•
going to www.envisionreports.com/FLGT and following the instructions provided.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 20, 2025 for (a) each of our directors and director nominees, (b) the executive officers named in the Summary Compensation Table included elsewhere in this proxy statement, (c) all of our current directors and executive officers as a group, and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of March 20, 2025 pursuant to the exercise of options or the vesting of restricted stock units (“RSUs”) to be outstanding for the purpose of computing the percentage ownership of such individual or group, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, (a) we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders and (b) the address for each director and officer listed on the table is c/o Fulgent Genetics, Inc., 4399 Santa Anita Avenue, El Monte, California 91731. Percentage of ownership is based on 30,865,730 shares of common stock outstanding on March 20, 2025.

	Beneficial Ownership
Name of Beneficial Owner	Number of Shares	Percent
Directors and Executive Officers:
Ming Hsieh(1)	8,774,523	28.43%
Hanlin Gao, M.D., Ph.D., D.A.B.M.G., F.A.C.M.G.(2)	880,974	2.85%
Jian Xie(3)	255,304	*
Paul Kim(4)	245,761	*
Linda Marsh(5)	34,129	*
Michael Nohaile, Ph.D.(6)	14,579	*
Regina Groves(7)	13,624	*
All directors and executive officers as a group (seven persons)	10,218,894	33.11%
Other 5% Stockholders:
BlackRock, Inc.(8)	3,761,878	12.19%
Barclays Bank PLC(9)	1,658,059	5.37%

*Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)
Consists of (i) 7,895,115 shares of our common stock held of record by The Ming Hsieh Trust, over which Mr. Hsieh possesses sole voting and dipositive power as the trustee, of which 2,550,000 shares of our common stock are pledged as security pursuant to pre-paid forward arrangements and 4,210,733 shares are pledged as collateral for a credit facility, (ii) 654,092 shares of our common stock held of record by Mr. Hsieh, (iii) 220,816 shares of our common stock held of record by the Dynasty Trust, over which Mr. Hsieh is the grantor of the Dynasty Trust and serves on the investment committee of the trust, (iv) 2,000 shares of our common stock held of record by minor children under Uniform Transfers to Minors Act accounts, over which Mr. Hsieh possesses sole voting and dispositive power as the sole custodian of the accounts, and (v) 2,500 shares of our common stock subject to RSU awards granted to Mr. Hsieh will vest or settle within 60 days after March 20, 2025.
(2)
Consists of (i) 877,523 shares of our common stock held of record by Dr. Gao, of which 858,241 shares of our common stock are pledged as security for a margin account, and (ii) 3,451 shares of our common stock subject to a RSU award granted to Dr. Gao that will vest and settle within 60 days after March 20, 2025.
(3)
Consists of (i) 247,222 shares of our common stock held of record by Mr. Xie, and (ii) 8,082 shares of our common stock subject to RSU awards granted to Mr. Xie that will vest and settle within 60 days after March 20, 2025.
(4)
Consists of (i) 140,912 shares of our common stock held of record by Mr. Kim, and (ii) 4,849 shares of our common stock subject to RSU awards granted to Mr. Kim that will vest and settle within 60 days after March 20, 2025.
(5)
Consists of (i) 25,000 shares of our common stock subject to stock options granted to Ms. Marsh that are currently exercisable or will become exercisable within 60 days after March 20, 2025, (ii) 6,463 shares of our common stock held of record by Ms. Marsh, and (iii) 2,666 shares of our common stock subject to RSU awards granted to Ms. Marsh that will vest and settle within 60 days after March 20, 2025.
(6)
Consists of (i) 8,565 shares of our common stock subject to stock options granted to Dr. Nohaile that are currently exercisable or will become exercisable within 60 days after March 20, 2025, (ii) 3,606 shares of our common stock held of record by Dr. Nohaile, and (iii) 2,408 shares of our common stock subject to RSU awards granted to Dr. Nohaile that will vest and settle within 60 days after March 20, 2025.

(7)
Consists of (i) 10,374 shares of our common stock subject to stock options granted to Ms. Groves that are currently exercisable or will become exercisable within 60 days after March 20, 2025, (ii) 2,000 shares of our common stock held of record by Ms. Groves, and (iii) 1,250 shares of our common stock subject to RSU awards granted to Ms. Groves that will vest and settle within 60 days after March 20, 2025.
(8)
Consists of 3,761,878 shares of our common stock beneficially owned by BlackRock, Inc., based on an amended Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 23, 2024 and reflecting information as of December 31, 2023. According to such Schedule 13G, the address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(9)
Consists of 1,658,059 shares of our common stock beneficially owned by Barclays Bank PLC, based on a Schedule 13G filed by Barclays Bank PLC with the SEC on February 07, 2025 and reflecting information as of December 31, 2024. According to such Schedule 13G, the address for Barclays Bank PLC is 1 Churchill Place, Canary Wharf, London, X0 E14 5HP.

MANAGEMENT AND CORPORATE GOVERNANCE

Our Board of Directors

Our Board of Directors accepted the recommendation of the Nominating committee (defined below) and voted to nominate Ming Hsieh, Linda Marsh, Michael Nohaile, Ph.D., and Regina Groves for election at the Annual Meeting for a term of one year to serve until the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”), and until their respective successors have been elected and qualified. There are no arrangements or understandings between any of our directors and any other person pursuant to which such individual was or is selected as a director of our Company.

Set forth below and following are the names of the persons nominated for election as directors, their biographical summaries, their ages as of March 25, 2025, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years as of March 25, 2025. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position with the Company
Ming Hsieh	69	Chief Executive Officer and Chairperson of the Board
Linda Marsh	75	Director
Michael Nohaile, Ph.D.	56	Director
Regina Groves	66	Director

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with Fulgent Genetics, Inc., either directly or indirectly. Based upon this review, our Board has determined that the following members of our Board of Directors are “independent directors” as defined by The Nasdaq Stock Market (“Nasdaq”): Linda Marsh, Michael Nohaile, Ph.D., and Regina Groves.

Ming Hsieh, our founder, served as the manager of our predecessor, Fulgent Therapeutics LLC (“Fulgent LLC”), from its inception in June 2011 until September 2016. Upon our incorporation in May 2016, he was appointed as our director and Chief Executive Officer, and in September 2016, in connection with our initial public offering, he was appointed Chairperson of our Board. Mr. Hsieh also served as the President of the Company from its inception until May 2022. From January 2019 to January 2024, Mr. Hsieh served as the Chief Executive Officer of Fulgent Pharma Holdings, Inc. (“Fulgent Pharma”), a clinical stage pharmaceutical company focused on developing and commercializing innovative cancer therapeutics and a subsidiary of the Company. Prior to founding our Company, Mr. Hsieh served as Chief Executive Officer, President and Chairperson of the board of directors of Cogent, Inc. (“Cogent”), a biometric identification services and products company he co-founded in 1990, which was acquired by 3M Company in 2010. Prior to his tenure at Cogent, Mr. Hsieh founded and served as Vice President of AMAX Technology from 1987 to 1990. Mr. Hsieh currently serves on the board of directors of Fortinet, Inc., a network security company traded on the Nasdaq Global Select Market. Mr. Hsieh received a B.S.E.E. from the University of Southern California in 1983 and an M.S.E.E. from the University of Southern California in 1984, as well as honorary doctoral degrees from the University of Southern California in 2010 and the University of West Virginia in 2011. Mr. Hsieh has served as a trustee at the University of Southern California since 2007 and at Fudan University in China since 2011. In 2015, Mr. Hsieh was elected to the National Academy of Engineering. In 2017, Mr. Hsieh was elected to the National Academy of Inventors. Mr. Hsieh was selected to serve on our Board based on his extensive management experience, his knowledge of our business, culture and operations as our founder, his engineering expertise and his service for and leadership of our Company since inception.

Linda Marsh was appointed to serve on our Board in August 2019. Ms. Marsh has been a member of the Board of Directors of Apollo Medical Holdings, Inc. since January 2019 and the Senior Executive Vice President of Health Source MSO Inc., an organization that provides health management and administrative support services, since 2005. She is also the Senior Executive Vice President of AHMC Healthcare Inc. (“AHMC Healthcare”), a fully integrated hospital health system in Southern California with over 1,200 acute care beds and over 7,000 caregivers. She joined AHMC Healthcare in 1999 and oversees all financial matters for 10 acute care facilities: San Gabriel Valley Medical Center, Garfield Medical Center, Anaheim Regional Medical Center, Whittier Hospital Medical Center, Alhambra Hospital, Monterey Park Hospital, Greater El Monte Community Hospital, and Seton Medical Center. Additionally, Ms. Marsh is responsible for all federal, state and local government relations, as well as all risk management activities. Ms. Marsh is a member of the board of directors of the Hospital Association of Southern California, a member of the board of directors of Private Essential Access Community Hospitals and also a Board member of the American Red Cross. She is also an active member in the Healthcare Financial Management Association. In addition, she chairs or is a participating member of numerous hospital governing boards, hospital committees and community organizations. Ms. Marsh received a Bachelor of Science degree in Economics and a Master’s degree in Accounting from the University of Southern California. She also completed a Healthcare Executive Program at the University of Colorado. Ms. Marsh was selected to serve on our Board based on her extensive expertise within the healthcare field, as well as her educational and professional background.

Michael Nohaile, Ph.D., was appointed to serve on our Board in August 2022. Dr. Nohaile currently serves as the Chief Executive Officer and a member of the board of directors of Prellis Biologics, a company harnessing the human immune system for the discovery and development of novel therapeutics. Prior to his current role, he was the Chief Scientific Officer of Generate Biomedicines, Inc. (“Generate”), a drug discovery and development company pioneering a machine learning-powered biomedicine platform, from May 2021 to July 2022. Prior to joining Generate, Dr. Nohaile served as an Operating Partner at Flagship Pioneering, Inc., a life science venture capital company, from February 2021 to May 2021. Additionally, Dr. Nohaile held several roles of increasing responsibility at Amgen Inc. (“Amgen”), a biotechnology company which discovers, develops, manufactures, and markets innovative human medicines to treat patients suffering from serious diseases, from December 2012 to February 2021, where he was most recently Senior Vice President of Strategy, Commercialization, and Innovation. In this role, he served on Amgen’s executive committee and led corporate strategy efforts, the commercialization process, portfolio management, and all of Amgen’s data, digital health, and artificial intelligence efforts. This included portfolio management of the $4 billion research and development budget, as well as direct supervision of the leaders of all drug programs from late research to late lifecycle management. Prior to Amgen, Dr. Nohaile was at Novartis AG in Switzerland where he was Global Head of Molecular Diagnostics from December 2008 to November 2012. He began his career at McKinsey & Company, Inc., where he was a Partner and worked extensively in healthcare with a focus on diagnostics, devices, and pharmaceuticals. Dr. Nohaile received his Ph.D. in Molecular and Cell Biology from the University of California, Berkeley and completed his postdoctoral fellowship at the Massachusetts Institute of Technology (“MIT”). He received his undergraduate degrees in Chemistry and Life Science from MIT. Dr. Nohaile was selected to serve on our Board based on his extensive expertise within the pharmaceutical and biotechnology industries, as well as his educational and professional background.

Regina Groves was appointed to serve on our Board in January 2023. Ms. Groves has been a member of the board of directors of AtriCure, Inc., a publicly traded company, since March 2017, and she currently serves on the board of directors of three private medical device companies. Previously, Ms. Groves served on the board of directors of Stimwave, LLC, a medical device company, from July 2019 to December 2022, and she was also its Chief Financial Officer and Chief Operating Officer from September 2019 to December 2020 and from November 2019 to December 2020, respectively. Prior to Stimwave, LLC, Ms. Groves was the Chief Executive Officer at REVA Medical, Inc., a medical device company, from September 2015 to March 2019. Ms. Groves also previously served as Vice President and General Manager of AF Solutions in the Cardiac Rhythm and Heart Failure division of Medtronic, Inc., a medical device company. In this position, she successfully developed and executed strategies to re-enter the catheter-based Afib ablation market and achieved the goal to be market leader in paroxysmal Afib ablation. Additionally, Ms. Groves successfully acquired and integrated companies, completed numerous clinical trials and launched novel products in the United States and worldwide. Prior to this, she was the Vice President of Quality and Regulatory for Medtronic’s Cardiac Rhythm Disease Management (“CRDM”) and before that was Vice President and General Manager for Patient Management CRDM. Ms. Groves holds a B.S. in Pharmacy from the University of Florida and an M.B.A. from Harvard Graduate School of Business Administration. Ms. Groves was selected to serve on our Board based on her accounting and financial expertise, as well as her extensive senior management experience and public company board experience in the medical device, hospital, insurance, physician practice management, pharmaceuticals, and professional services industries.

Committees of our Board of Directors and Meetings

Meeting Attendance. During the fiscal year ended December 31, 2024, there were five regular meetings of our Board of Directors, and the various committees of our Board of Directors met a total of 17 times. No director attended fewer than 75% of the total number of meetings of our Board of Directors and of committees of our Board of Directors on which he or she served during the fiscal year ended December 31, 2024. All of our directors attended our annual meeting of stockholders held in 2024. Our Board of Directors adopted a policy in 2021, in which members of our Board are strongly encouraged to attend our annual meetings of stockholders.

Audit committee. Our Audit committee met four times during the fiscal year ended December 31, 2024. This committee currently has three members, Ms. Groves (Chairperson), Dr. Nohaile, and Ms. Marsh. Our Audit committee’s role and responsibilities are set forth in the Audit committee’s written charter and include overseeing the preparation of the Company’s accounting and financial statements, the Company’s compliance with legal and regulatory requirements, information security and data privacy compliance, the independent auditor’s qualifications and independence, and the performance of the Company’s independent auditors. In addition, the Audit committee reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits and oversees matters relating to our Code of Conduct and Whistleblower policy. All members of the Audit committee satisfy the current independence standards promulgated by the SEC and by Nasdaq, as such standards apply specifically to members of audit committees. Our Board of Directors has determined that Ms. Groves is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit committee set forth elsewhere in this proxy statement.

A copy of the Audit committee’s written charter is publicly available in the “Corporate Governance” tab in the “Investors” section of our website at www.fulgentgenetics.com.

Compensation committee. The Compensation committee met four times during the fiscal year ended December 31, 2024. This committee currently has three members, Ms. Marsh (Chairperson), Ms. Groves, and Dr. Nohaile. The Compensation committee is responsible for the oversight and administration of the compensation and benefit plans of the Company and determines compensation for directors, executive officers and senior management and manages the Fulgent Genetics, Inc. 2016 Omnibus Incentive Plan (the “2016 Plan”). The Board has determined that each member meets the independence standards of Nasdaq.

The firm, USI Insurance Services (“USI”), is engaged directly by the Compensation committee to provide consulting services to this committee on matters relating to the compensation of named executive officers (“NEOs”) and directors. USI is engaged by the Compensation committee to provide:

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market pay data and related analysis;
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timely and relevant information on industry and peer group pay practices;
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guidance on alternative approaches to delivering compensation to executive officers and directors consistent with the Board’s compensation philosophies and objectives;
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modeling of financial and compensation impact of pay plan alternatives;
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current and projected values for each element of compensation delivered to executive officers;
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technical briefings on statutes and regulations impacting executive compensation and related compliance;
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support as required in preparing plan documents, agreements and disclosures; and
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administrative support relating to maintaining reports, documents, and analysis.

USI provides services and performs work under the direction of the Compensation committee Chairperson. The Compensation committee Chairperson provides instruction to USI on the nature and scope of work to be performed and authorizes or is made aware of any work performed or communications with management or the staff of the Company. Except for its engagement by the Compensation Committee, USI does not provide additional services to the Company.

In addition, Mr. Hsieh, Chief Executive Officer, recommends to the Compensation committee base salary, annual incentive award levels, and long-term incentive grants for our executive officer group (other than himself). Mr. Hsieh makes these recommendations to the Compensation committee based on guidelines provided by this committee, and judgments regarding individual performance. Mr. Hsieh is not involved with any aspect of determining his own pay.

Please also see the report of the Compensation committee and the section entitled “Compensation Discussion and Analysis” set forth elsewhere in this proxy statement.

A copy of the Compensation committee’s written charter is publicly available in the “Corporate Governance” tab of the “Investors” section of our website at www.fulgentgenetics.com.

Nominating and Governance committee. The Nominating and Governance committee of our Board of Directors (the “Nominating committee”) met four times during the fiscal year ended December 31, 2024 and has three members, Dr. Nohaile (Chairperson), Ms. Groves, and Ms. Marsh. The Board has determined that all members of the Nominating committee qualify as independent under the definition promulgated by Nasdaq. The Nominating committee’s responsibilities are set forth in the Nominating committee’s written charter and include nominating directors to serve on the Board.

Nominations for Members of our Board and Diversity Matters

Generally, our Nominating committee will consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third-party search firms or other appropriate sources. Once identified, the Nominating committee will evaluate a candidate’s qualifications. Threshold criteria include: personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of our industry, possible conflicts of interest, diversity objectives, the extent to which the candidate would fill a present need on our Board of Directors, and concern for the long-term interests of our stockholders. To this end, our corporate governance guidelines provide that no director should hold more than three public company directorships and our Chief Executive Officer and other Board members who are employed full-time should not hold more than two public company directorships (including, in each case, such member's seat on the Board). Further, our Nominating committee is responsible for regularly evaluating the performance of each director then-serving on the Board and the Board as a whole, and considers the results of this evaluation in determining the candidates to recommend to the Board as director nominees.

We are committed to our efforts to provide equal opportunity in employment and in our core belief that our stockholders are better served when we commit to diversity and inclusion at all levels of our organization, including our Board of Directors, senior management and rank and file staff. Our Nominating committee strives to assemble a Board of Directors that brings a variety of perspectives and skills derived from diverse business and professional experience and considers individuals from various disciplines and backgrounds in recommending director nominees.

Other than as described above, there are no stated minimum qualifications for director nominees, and the Nominating committee may consider these factors and any other factors as it deems appropriate. The Nominating committee does, however, review the activities and associations of each potential candidate in an effort to ensure there is no legal impediment, conflict of interest or other consideration that might hinder or prevent service on our Board. Additionally, the Nominating committee recognizes that applicable Nasdaq rules provide that at least one member of our Board must meet the criteria for an “audit committee financial expert” as defined by SEC rules, at least a majority of the members of our Board must qualify as independent directors under applicable Nasdaq rules, and the members of certain of our Board committees must satisfy enhanced independence and financial expertise requirements under applicable Nasdaq and SEC rules. The Nominating committee may establish additional or different qualifications for Board membership in the future, and the Nominating committee is responsible for assessing the appropriate balance of qualifications required of Board members.

The Nominating committee may consider and evaluate candidates at any point during the year. In connection with each annual meeting of our stockholders, the Nominating committee recommends to our Board certain director nominees for election at the annual meeting by our stockholders, and the Board then selects its director nominees based on its determination, using the recommendation and other information provided by the Nominating committee, of the suitability of all director candidates, individually and in the aggregate, to serve as directors of our Company.

If a stockholder wishes to propose a candidate for consideration as a nominee for election to our Board of Directors, it must follow the procedures described in our Bylaws and in “Stockholder Proposals and Nominations for Director” at the end of this proxy statement. Any such recommendation should be made in writing to the Nominating committee, care of our Corporate Secretary at our principal office and should be accompanied by the following information concerning each recommending stockholder and the beneficial owner, if any, on whose behalf the nomination is made:

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all information relating to such person that would be required to be disclosed in a proxy statement;
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certain biographical and share ownership information about the stockholder and any other proponent, including a description of any derivative transactions in the Company’s securities;
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a description of certain arrangements and understandings between the proposing stockholder and any beneficial owner and any other person in connection with such stockholder nomination; and
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a statement whether or not either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of voting shares sufficient to carry the proposal.

The recommendation must also be accompanied by the following information concerning the proposed nominee:

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certain biographical information concerning the proposed nominee;
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a statement whether the proposed nominee, if elected, intends to tender a resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board of Directors, in accordance with the Bylaws;
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all information concerning the proposed nominee required to be disclosed in solicitations of proxies for election of directors;
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certain information about any other security holder of the Company who supports the proposed nominee;
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a description of all relationships between the proposed nominee and the recommending stockholder or any beneficial owner, including any agreements or understandings regarding the nomination;
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a representation as to whether or not the stockholder or beneficial owner, if any, intend to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 of the Exchange Act;
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each person’s consent to be named in a proxy statement relating to such meeting of stockholders; and
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additional disclosures relating to stockholder nominees for directors, including completed questionnaires and disclosures required by our Bylaws.

A copy of the Nominating committee’s written charter is also publicly available in the “Corporate Governance” tab of the “Investors” section of our website at www.fulgentgenetics.com.

Compensation Committee Interlocks and Insider Participation

Our Compensation committee has three members, Ms. Marsh (Chairperson), Dr. Nohaile, and Ms. Groves. No member of our Compensation committee was at any time during 2024 or at any other time an officer or employee of ours. None of our executive officers currently serve, or has served during the last completed fiscal year, on the Compensation committee or Board of Directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation committee.

Board Leadership Structure and Role in Risk Oversight

Our Board is responsible for the oversight of the business affairs of the Company, determination of the Company’s long-term strategy and objectives, and management of the Company’s risks. Our Board is chaired by Mr. Hsieh. As stated above, our Board has determined that Ms. Marsh, Dr. Nohaile, and Ms. Groves are “independent directors” as defined by Nasdaq rules. Currently, the Company does not have a singular lead independent director. We believe having a single person serve as both Chairperson of our Board and Chief Executive Officer of our Company is the most effective leadership structure for us at this time. We believe Mr. Hsieh is the director best situated to identify strategic opportunities and focus the activities of the Board on the matters most critical to our business and strategy due to his commitment to our Company. The Board also believes the combined role of Chairperson of our Board and Chief Executive Officer promotes effective execution of strategic initiatives and facilitates information flow between management and the Board. We believe our Board committees, which are all comprised solely of independent directors and which meet regularly without members of management present, and their roles in the Board’s performance of its risk oversight function provide an appropriate level of independent oversight (including risk oversight) of our management, even in light of the Board’s current leadership structure, consisting of a single person serving as both Chairperson of our Board and Chief Executive Officer of our Company.

Risk is inherent in every business. We face a number of risks, including business, operational, strategic, research and development, cybersecurity, financial, and legal and regulatory risks. In general, our management is responsible for the day-to-day management of the risks we face, while our Board, as a whole and through its committees, is responsible for the oversight of risk management. In its risk oversight role, the Board and each of its committees regularly discusses, internally and with management, the material risks confronting our business, and considers the risks and vulnerabilities we face when granting authority to management and approving business strategies and particular transactions. As part of its oversight function, the Board also monitors the day-to-day risk management processes designed and implemented by our management and generally evaluates how our management operates our Company with respect to our risk exposures, in part through its committee structure as follows:

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the Audit committee oversees management of risks relating to our financial reporting and accounting policies and any related party or conflict-of-interest transactions;
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the Compensation committee oversees management of risks relating to our compensation practices and policies; and
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the Nominating committee oversees management of risks relating to the composition of the Board, including the independence of our directors.

Climate Risks and Sustainability Oversight

Our Nominating committee also oversees, reviews, and considers our efforts on sustainability matters. These efforts have included evaluating and disclosing details around our greenhouse gas emissions, taking steps to actively reduce our resource footprint, adopting emission reduction targets and goals, increasing the quality of our employee training and engagement, expanding and clarifying our views on human rights and labor rights, and implementing new policies that govern climate change and health and safety. In response to certain sustainability-related risks and to assist with oversight, a sustainability Working Group (the “Working Group”) was formed in 2022. The purpose of the Working Group is to help identify, measure, and respond to sustainability risks and opportunities. The Working Group is comprised of members of our executive team and senior management across various departments including Finance, Human Resources, Compliance, Legal, and Operations. The Working Group briefs the Nominating committee quarterly on emerging sustainability trends and is responsible for the execution of initiatives as directed by the Nominating committee. These matters are further reviewed, discussed and publicly available under the “Sustainability” tab of the “Investors” section of our website at www.fulgentgenetics.com.

Corporate Policies

Our Nominating committee also oversees our efforts with respect to other corporate governance policies, such as our Insider Trading Policy and Corporate Governance Guidelines. Our Chief Financial Officer serves as our compliance officer for our Insider Trading Policy.

Cybersecurity Risk Management

Our Audit committee directly oversees our data privacy and information security efforts as we seek to mitigate risks of attacks to our systems and to comply with the various contractual and regulatory requirements regarding the data and information we may obtain in the course of providing our testing products and services. These efforts include ongoing training and regular evaluations of security risks to our organization and review of processes and procedures and technology solutions implemented by our management in response to these risks. Our Audit committee is briefed at least quarterly on our data privacy and information security initiatives. In 2024, our efforts to improve our cybersecurity measures included:

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Continued enhancement of our cybersecurity program with a combination of security controls, procedures, teams, and remedial plans designed to reduce cybersecurity risk and recover data in the event of an attack;
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Scanning networks on a regular basis for software vulnerabilities;
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Upgrading email security to Abnormal Integrated Cloud Email Security and using behavioral artificial intelligence designed to block business email compromise attacks, detect phishing attacks that impersonate requests, block ransomware, and block spam with high efficacy;
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Following the National Institute of Standards and Technology Cybersecurity Framework and the Center for Internet Security Framework;
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Applying Systems and Organization Control (“SOC”) for Information Technology General Controls;
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Utilizing SOC2 Type 2 compliance, an Internal Controls report capturing how a company safeguards customer data and how well those controls are operating; and
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Continuing employee training and awareness with the KnowBe4 Security Awareness Training modules.

Stockholder Communications to Our Board of Directors

Generally, stockholders who have questions or concerns should contact our Investor Relations team as indicated in the “View Contacts” section of the “Investors” page on our website. Stockholders may communicate with the Board by sending a letter to the attention of our Corporate Secretary at the address of our principal executive offices. Any such communication must set forth the name and address of the stockholder on whose behalf the communication is sent and indicate whether the communication is intended for the full Board, the non-employee directors as a group or an individual director. The Corporate Secretary, or their designee, may review any such communication before forwarding it to its intended recipient(s), and may choose not to forward any communication that is unrelated to the duties and responsibilities of the Board or unduly hostile, threatening, illegal, similarly unsuitable or otherwise inappropriate for Board consideration. Items that are unrelated to the duties and responsibilities of our Board of Directors and that may be excluded, include:

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junk mail and mass mailings;
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resumes and other forms of job inquiries;
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surveys; and
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solicitations or advertisements.

Appropriate communications will be forwarded to the Board or the identified director(s) on a periodic basis. Any communications that concern accounting, internal control over financial reporting or auditing matters will be handled in accordance with procedures adopted by the Audit committee for such communications.

Stockholder Engagement

In the fourth quarter of 2024, we continued our formal stockholder engagement program to discuss various aspects of our governance and sustainability programs, and related progress. We conducted outreach to a diverse range of investors with various levels of holdings representing 37% of total share capital including 100% of share capital of our top 15 investors. As a result of the outreach, we were able to formally engage with stockholders representing 51% of our top 15 investors. Our goal is to continue engaging with our stockholders and to expand such outreach on a consistent annual basis.

Supply Chain Management

In 2022, we implemented a formal Supplier Code of Conduct and Modern Slavery Statement, which we further updated in 2023, applicable and enforceable company-wide, including all of our affiliates and subsidiaries. As part of our code of conduct, we designed a supplier questionnaire to track suppliers' initiatives such as environmentally friendly operations, human rights protections, and data security protections.

Customer and Employee Satisfaction

We maintain an open forum to collect feedback and monitor overall satisfaction of both our customers and employees in an effort to provide the highest quality of service possible. We value the views and experiences of our employees. Each department conducts periodic employee reviews and offers ongoing career development support and training programs for all employees. In 2024, our overall employee retention rate was 79%.

Executive Officers

The names of our current executive officers, their ages as of March 25, 2025, and their positions are shown in the table below. Each executive officer’s employment with the Company is “at-will” and may be terminated at any time without any advance notice and for any reason or no reason at all. There are no arrangements or understandings between any of our executive officers and any other person pursuant to which such individual was or is selected as an officer of our Company, and, except with respect to Ming Hsieh and Jian Xie (who are siblings), there are no family relationships between any nominees and any executive officers of our Company. Biographical summaries of each of our executive officers who are not also members of our Board are also set forth below.

Name of Executive Officer	Age	Position(s) and Officer(s)
Ming Hsieh	69	Chief Executive Officer and Chairperson of the Board
Paul Kim	57	Chief Financial Officer
Hanlin Gao, M.D., Ph.D., D.A.B.M.G., F.A.C.M.G.	58	Chief Scientific Officer and Laboratory Director
Jian Xie	58	President and Chief Operating Officer

Mr. Hsieh serves as a member of our Board, and his background is described above.

Paul Kim has served as our Chief Financial Officer since January 2016. Mr. Kim also currently serves on the board of directors of Exagen Inc., a leading provider of autoimmune testing solutions. Prior to his service with us, Mr. Kim was retired from 2011 until 2015 and served as Chief Financial Officer of Cogent, a publicly traded biometric identification services and product company, from 2004 until 2011. Mr. Kim’s past experience also includes service as the Chief Financial Officer of JNI Corporation (“JNI”), a publicly traded storage area network technology company, from 2002 until 2003, as Vice President, Finance and Corporate Controller at JNI from October 1999 to August 2002 and as Vice President of Finance and Administration for Datafusion Inc., a privately held software development company, from 1998 until 1999. From April 1996 to January 1998, Mr. Kim was the Corporate Controller for Interlink Computer Sciences, Inc., a publicly traded enterprise software company. From 1990 to 1996, Mr. Kim worked for Coopers and Lybrand L.L.P., leaving as an audit manager. Mr. Kim received a B.A. in Economics from the University of California at Berkeley in 1989 and is a Certified Public Accountant.

Hanlin (Harry) Gao, M.D., Ph.D., D.A.B.M.G., F.A.C.M.G. is a founder of our genetic testing business; he has served as the Company's Laboratory Director since February 2012 and was appointed as the Company's Chief Scientific Officer in January 2016. Dr. Gao’s prior experience includes service as Laboratory Director of both the DNA Sequencing Core Laboratory and Clinical Molecular Diagnostics Laboratory at City of Hope from 2004 until 2013. Dr. Gao completed his clinical molecular genetics training fellowship and post-doctoral fellowship at Harvard Medical School in 2004 prior to joining City of Hope. Dr. Gao received a M.S. in Immunology and an M.D. from Peking University and Inner Mongolia University for Nationalities in China in 1993 and 1990, respectively, as well as a Ph.D. in Microbiology, Immunology and Medical Genetics from The Ohio State University in 2001. Dr. Gao is board certified in clinical molecular genetics by the American Board of Medical Genetics and is a Fellow of the American College of Medical Genetics and Genomics.

Jian (James) Xie, a co-founder of Fulgent Genetics, Inc., is our Chief Operating Officer, a position he has held since April 2018, and has further served as the Company's President since May 2022. Prior to Mr. Xie’s service as our Chief Operating Officer, he served as our Vice President of Bioinformatics, a position he held since inception. Prior to joining Fulgent, Mr. Xie served as the Senior Vice

President of Cogent, a publicly traded biometric identification service and product company from 1996 until 2011. As Chief Operating Officer of the Company, Mr. Xie is responsible for managing all global operations, product vision and product engineering. He is focused on unifying all departments to maximize efficiency, drive sustainable growth and inspire continuous innovation. He received his B.A. in Engineering from Chongqing University in 1987 and has both an M.S. in Industrial Engineering and an M.S. in Computer Science from the University of New South Wales in 1992.

COMPENSATION DISCUSSION AND ANALYSIS

Corporate Highlights

In 2024, our differentiation in diagnostics and laboratory services led to strong annual core revenue growth. Our core revenue (“Core Revenue”) excludes revenue from COVID-19 testing products and services including COVID-19 next generation sequencing (the “NGS”) testing revenue. With the global COVID-19 pandemic behind us, we believe measuring Core Revenue aligns with the longer-term growth objectives of the Company. Our technology platform for our laboratory services business includes proprietary gene probes, data suppression and comparison algorithms, adaptive learning software, and proprietary laboratory information management systems. This platform provides a broad test menu, the ability to rapidly develop and launch new tests, customizable test offerings, which allow for lower costs per test, and high efficiency.

# What Sets Fulgent Diagnostics Apart?

### A New Approach to NGS

- Proprietary probes and engineered chemistry
- Comparison and suppression algorithms
- Comprehensive analytics powered by AI and ML

### Leads to a Broader Test Menu

- 18,400+ single-gene tests [1]
- 900+ panels
- Whole Genome and Exome
- Flexibility enables custom tests for any genes or conditions
- Preset panels have grown 350% since IPO in 2016

### And a Better Cost Structure

- Lab efficiencies, automation and scale have translated to a sustainable cost structure
- Partnerships create leverage with sales and marketing
- Process 100% of volume without the need for outsourcing

fulgent
Superior Cost Structure
Extensive Test Menu
Technology Platform

1) Represents genes covered by singlegene tests.

fulgent

While we experienced a total revenue decrease of 2% year-over-year in 2024, we experienced significant annual Core Revenue growth, including growth of 7% year-over-year in 2024 and a compound annual Core Revenue growth of 24% from 2022 to 2024. Our growth of Core Revenue was driven mainly by the precision diagnostics revenue, which improved in both reproductive health services, as well as legacy diagnostic offerings. Reproductive health services’ growth was due to the market adoption of the Beacon expanded carrier screening product. We believe we have been good stewards of cash and maintain a strong balance sheet with which to execute our strategy. We completed our fiscal year ended December 31, 2024 with $828.6 million in cash, cash equivalents, restricted cash, and marketable securities. For a full discussion of our financial performance during the periods indicated below, please refer to the Annual Report and our other Annual Reports on Form 10-K filed with the SEC.

Annual Core Revenue ($M)
$181.5
$262.1
$281.2
+24%
CAGR
2022
2023
2024

We continue to progress with the Fulgent Pharma pipeline, generating drug candidate formulations, particularly amorphous drug candidate formulations, which can be used for both IV and oral formulations with a goal to improve pharmacokinetic profile, as well as safety and efficacy. The goal of our nano-drug delivery platform is to develop drug candidates to treat various diseases for which we believe the current standard of care is inadequate or may be improved. The first drug candidates we are developing with this platform are FID-007 and FID-022 as shown in the pipeline chart below. We began enrollment of a Phase 2, randomized, multi-center, open-label trial of FID-007 in patients with recurrent or metastatic H&N squamous cell carcinoma at various sites in the United States in the second quarter of 2024, and we expect to begin enrollment of a Phase 1/1b clinical trial of FID-022 in mid-2025. The target markets for these drug candidates are large and well-established, including head and neck, ampullary, pancreatic, breast, and non-small cell lung cancer. Our current research and development progress for certain of our candidates and assets is shown in the pipeline chart below.

Compensation Philosophies and Objectives

The goal of our executive compensation philosophy is to deliver competitive levels of total compensation that attract and retain top leadership talent, with primary emphasis on pay for performance. Guiding principles that influence the structure and level of compensation for executive officers are:

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To reward the executive management team as a group for the financial performance of the Company, and to also reward for individual performance;
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To have the level of total compensation opportunity for each individual executive officer reflect the relative level of job responsibility, market pay, and expected impact on the current and long-term performance of the Company;
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To have a significant portion of total direct compensation be at risk, with the opportunity for executive officers to earn correspondingly meaningful and competitive amounts of compensation relative to performance that drives growth in stockholder value;
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To expect executive officers to retain a meaningful level of ownership in Company stock as a means of aligning the interests of management with those of stockholders;

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To structure incentive compensation with a focus on management achieving annual financial objectives in a manner that supports and drives the Company’s long-term success and profitability; and
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To have elements of compensation other than direct pay, including perquisites, personal benefits, or protection agreements serve a balance of interests among executives, the Company, customers, and stockholders.

Specifically, the objective is to target base salary at approximately the 50th percentile (i.e., median) of market pay. Variable incentive pay is earned based on performance that is measured over short-term and long-term periods. Target award levels are designed to deliver competitive total direct compensation (i.e., annual cash compensation plus long-term incentive compensation) in comparison to the Company’s peer group (refer to the subsection entitled “General Procedures and Benchmarking” below for a discussion of peer group composition and how market pay is defined for our NEOs). Awards earned are dependent upon achievement of planned performance levels.

NEOs

This Compensation Discussion and Analysis provides information regarding our executive compensation programs for the following executive officers. These executive officers are also referred to in this “Compensation Discussion and Analysis” as our NEOs.

Name of Executive Officer	Position
Ming Hsieh	Chief Executive Officer and Chairperson of the Board
Paul Kim	Chief Financial Officer
Hanlin Gao, M.D., Ph.D., D.A.B.M.G., F.A.C.M.G.	Chief Scientific Officer and Laboratory Director
Jian Xie	President and Chief Operating Officer

As described in further detail in this “Compensation Discussion and Analysis” section, our executive compensation program is designed to provide incentives to our executive officers that are financially sound and align the short-term and long-term interests of these executive officers with those of our stockholders. Our executive compensation generally consists of three primary elements: salary, long-term time-based and performance-based equity interests, and an annual non-equity incentive award opportunity based on corporate performance.

General Procedures and Benchmarking

The Compensation committee reviews all aspects of cash and long-term incentive compensation for executive officers pursuant to its committee charter.

Risk Assessment and Mitigation

In accordance with its established practice, the Compensation committee met in February 2024 to conduct its annual review of the Company’s compensation policies and practices to assess risks reasonably likely to have a material adverse effect on the Company. We believe that our current policies and practices do not promote excessive risk taking and adequately manage these risks which we believe are mitigated by the polices described below.

•
Insider Trading Policy: Our insider trading policy is distributed on an annual basis to all employees and to all new employees. This policy applies to our officers, directors, employees, and consultants who may come into possession of material non-public information. This policy requires consent of a designated compliance officer prior to entry into any 10b5-1 trading plan and prohibits entry into any plan while in possession of material non-public information. Trades for our executive officers must also be precleared.
•
Hedging and Pledging: Our insider trading policy also permits pledging and hedging shares of our common stock with the consent of a designated compliance officer. We have consented to our Chief Executive Officer entering into pre-paid forward contracts with respect to 2,550,000 shares of our common stock. These shares represent 8.5% of our then issued and outstanding shares of common stock. We have also previously permitted share pledges as noted in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” When evaluating pledging and hedging transactions, we consider a variety of factors, including whether the shares of our common stock were acquired by an officer or director through investment or compensation, the length of time these shares were held, the number of pledged or hedged shares as compared to the total number of our issued and outstanding shares of our common stock and the likelihood, based on facts and circumstances available at the time, of those shares being foreclosed upon. To date, no shares have been foreclosed upon pursuant to these arrangements.
•
Claw-Back Policy: We originally adopted a “claw-back” or recoupment policy in March 2022 pursuant to which we may seek to recoup certain compensation, including equity compensation, from executive officers in the event the Compensation committee determines that an executive officer engaged in serious misconduct, or, in certain circumstances, this executive officer failed to supervise a subordinate employee who engaged in serious misconduct and this misconduct resulted in a material violation of law or a violation of a written Company policy that caused us significant financial or reputational harm. In October 2023, we amended our policy to also provide for the mandatory reimbursement or recovery, from current and former officers, of excess incentive-based compensation that was erroneously awarded during the three years preceding the date that the Company is required to prepare an accounting restatement, including to correct an error that would result in a material misstatement if the errors were corrected in the current period or left uncorrected in the current period.
•
Compensation Program Risk Management: Our Compensation committee believes that the following features of our executive compensation program help to mitigate risk.
o
Compensation mix (as described further below) consists of a balanced mix of short-term, medium-term, and long-term compensation.
o
Equity grants generally have extended vesting periods designed to encourage executives to value and focus on long-term performance.
o
Annual incentive awards and performance milestones are determined on an annual basis in the discretion of the Compensation committee.
o
Caps on the maximum payment under our annual cash incentive plan and our stock incentive compensation plan.

Role of Chief Executive Officer

The Compensation committee seeks input and recommendations from Mr. Hsieh, Chief Executive Officer, regarding base salary, annual incentive award levels, and long-term incentive grants for the executive officer group (other than himself). Mr. Hsieh makes these recommendations based on guidelines provided by the Compensation committee and judgments regarding individual performance. Mr. Hsieh is not involved with any aspect of determining his own pay.

Role of Compensation Consultant

The Compensation committee also retains an independent compensation consultant to assist in evaluating Mr. Hsieh’s recommendations and the Company’s executive compensation program. USI, an independent human resources consulting firm, was retained to obtain benchmark data and assist in the design and development of the Company’s executive compensation. The Compensation committee has considered the independence of USI in light of SEC rules and Nasdaq listing standards. In connection with this process, the Compensation committee has reviewed, among other items, a letter from USI that addresses the independence of USI and the members of the consulting team serving the committee consider other services provided to the Company by USI, fees paid by the Company as a percentage of USI total revenue, any business or personal relationships between members of the USI consultant team with members of the committee, stock of the Company owned by members of the USI consultant team or any immediate family members, and any business or personal relationships between the executive officers of the Company and members of the USI consultant team. The Compensation committee discussed these considerations and concluded that the work performed by USI and the members of the consulting team did not raise any conflicts of interest.

Benchmarking

The Compensation committee determines competitive levels of total compensation for executive officers by applying market pay data and prevalence of practice information provided by the compensation consultant to the Compensation committee. Market pay information is used by the Compensation committee to establish and maintain competitive levels of total direct compensation and to determine the level of pay actually delivered to each NEO. Market pay data is applied in setting target levels of:

•
base salary;
•
total cash compensation (i.e., base salary plus annual incentive awards); and
•
total direct compensation (i.e., total cash compensation plus targeted long-term incentive compensation).

The Compensation committee also relies on prevalent market practices in assessing the competitiveness and appropriateness of perquisites, personal benefits, deferred compensation, and payments in connection with events that may trigger payments or benefits to executive officers, such as a change-in-control.

The peer group market for the Company includes 11 healthcare and diagnostics and research companies. The companies included in the peer group are identified by the compensation consultant and reviewed by the Compensation committee on an annual basis. Peer organizations are located within a multi-state geographic region and are of comparable market capitalization and revenue size to the Company. The companies that are included in the peer group have market capitalization or revenue that are 0.25x to 2.5x that of the Company. The peer group companies remain in the peer group each year to maintain a stable and consistent market pay measure, with additions and deletions occurring when required to assure comparability to the Company and to reflect mergers and acquisitions. The following list includes all peer group companies used for the current period:

Peer Company	Headquarters
23andMe Holding Co.	Sunnyvale, CA
Biodesix, Inc.	Boulder, CO
CareDx, Inc.	Brisbane, CA
Castle Biosciences, Inc.	Friendswood, TX
GeneDx Holdings Corp.	Stamford, CT
Guardant Health, Inc.	Redwood City, CA
Myriad Genetics, Inc.	Salt Lake City, UT
NeoGenomics, Inc.	Fort Myers, FL
Opko Health, Inc.	Miami, FL
Pacific Biosciences of California, Inc.	Menlo Park, CA
Veracyte, Inc.	South San Francisco, CA

The compensation consultant provides the Compensation committee, on an annual basis, with total direct compensation pay amounts delivered by the peer group to each NEO. The source of data applied in the market analysis is the annual proxy reports for each peer company. Market pay data is statistically summarized and presented for the Chief Executive Officer, Chief Financial Officer, and all other Executive Vice President level officers. Market pay data is summarized separately for base salary, total cash compensation, long-term incentive compensation, and total direct compensation.

The Compensation committee also uses industry pay data provided by the compensation consultant. This data is sourced from published compensation surveys that report the level of base salary and total cash compensation paid to executives in like positions by companies of comparable revenue size in comparable industries.

Market pay data from both the peer group and industry data sources are collectively a primary factor in the Compensation committee’s recommendations to the full Board on setting target levels of base salary, annual incentive awards, and long-term incentive awards; and are taken into account along with performance in determining base pay increases.

Advisory Pay Votes

The Board seeks advisory approval of the Company’s executive compensation program from stockholders on an annual basis. Each year stockholders cast an advisory vote on executive compensation, and in every instance, they have approved the Company’s executive compensation practices. The Compensation Committee carefully considers the results of our stockholders’ advisory say-on-pay vote when evaluating the Company’s executive compensation program.

Elements of Executive Compensation

The following is a summary of our compensation arrangements with each of our executive officers which are in accordance with our employment agreements and severance agreements with each of them, which are filed as exhibits to our Annual Report. The elements of total compensation delivered to all or certain NEOs, including potential payments or benefits include:

•
Base salary (refer to column (c) of Summary Compensation Table)
•
Annual incentive awards (refer to column (d) of Summary Compensation Table)
•
Long-term incentive compensation in the form of equity grants or awards (refer to column (e) of Summary Compensation Table)
•
Perquisites and personal benefits (refer to column (f) of Summary Compensation Table)
•
Severance and/or change-in-control agreements (refer to Payments or Benefits in Connection with Termination of Employment or Change-in-Control)

Base Salary

As discussed in the “Compensation Philosophies and Objectives” section, base salary is targeted at the median market base salary for each executive officer position. Market base salary is the primary determinant of target base pay levels, with internal equity or pay relationships among officer positions a secondary consideration.

Base salary for each executive officer is reviewed annually and is subject to adjustment consistent with individual performance. Other factors that influence the amount of adjustment to base salaries are the budget made available company-wide for base pay increases, and the need for market equity adjustments referenced in the “Compensation Philosophies and Objectives” section.

Annual Incentive Award

All NEOs participate in an annual incentive pay plan that provides a cash award opportunity tied to the Company’s Core Revenue and Core EBITDA (“Core EBITDA”) achieved for the fiscal year in comparison to the Company’s financial plan for the year. The goals are weighted at the same level in determining that cash award. The objective of the plan is to place a meaningful portion of targeted cash compensation at risk, and to deliver reasonable and competitive awards to executive officers for achieving the income objectives set for the year. Annual incentive award targets, expressed as a percentage of base salary, are established at the beginning of the fiscal year period for each executive officer. The Compensation committee establishes threshold and target levels of performance and caps the maximum awards. No matter how extraordinary the performance, the award is capped at 162.5% of the target.

Long-Term Incentive Compensation

The 2016 Plan was amended and restated in 2023. The 2016 Plan enables the Company to attract and retain future leadership talent and reward executives and other selected officers for growing the value of the Company. Equity grants during the 2024, 2023, and 2022 fiscal years were made in the form of performance-based and time-based RSUs.

These RSU grants provide the recipient the right to receive a full-value share of the Company’s common stock for each unit granted, upon satisfaction of the conditions set forth under the grant agreement. This form of equity award was chosen by the Board for several reasons, including favorable accounting treatment under Accounting Standards Codification (“ASC”) 718, use of fewer shares relative to comparable value of stock options, and retention of awarded shares by the executive when coupled with the share ownership and retention policy. Under the terms of the award agreements, the time-based RSUs are subject to a three-year and four-year service vesting requirement, subject to continued service of the executive with us on the vesting date.

Policies and Practices Related to the Grant of Certain Equity Awards

Our equity awards are granted in connection with the Company’s yearly compensation cycle and regularly scheduled meetings of the Compensation Committee. We did not grant stock options to our NEOs during the 2024, 2023, and 2022 fiscal years. Our non-employee directors may elect to receive equity compensation in the form of options or RSUs, which are granted to non-employee directors on the date the director first becomes a non-employee director and on the date of each annual meeting, in accordance with our Director Compensation Policy described below. The Compensation Committee does not grant equity awards in anticipation of the release of material non-public information. Similarly, we do not time the release of material non-public information for the purpose of affecting the value of executive compensation.

Personal Benefits, Perquisites, and Supplemental Retirement Benefits

The Board provides a reasonable level of personal benefits and perquisites to the NEOs to support the business interests of the Company, provide competitive compensation, and to recognize the substantial commitment both professionally and personally expected from executive officers. There are no supplemental retirement benefits provided to any NEO.

Potential Payments upon Termination or Change-In-Control

Severance Obligations

We have entered into severance agreements with each of our NEOs. These severance agreements provide that, subject to an executive officer’s execution and absence of revocation of a release in favor of us, the executive officer is entitled to one year of continuation of his or her then-current annual base salary following a termination of such executive officer’s employment with us for any reason within one year after a change in control of our Company. In general, the severance agreements provide that a change of control will occur if: any person or group of persons becomes the beneficial owner of more than 50% of the combined voting power of our Company (except for a transaction in which the beneficial owners of voting securities of our Company before the transaction continue to hold, directly or indirectly, the same proportions of voting securities in our Company after the transaction); the individuals who comprise our Board (or such other individuals as may be approved by a vote of at least two-thirds of our Board) cease to comprise at least a majority of our Board in any 12-month period; our Company merges or consolidates with another entity (except for a merger or consolidation effected to implement a recapitalization or similar transaction or a transaction which would result in the voting securities of our company outstanding immediately prior to the transaction continuing to represent more than 50% of the combined voting power of the voting securities of our company or the surviving entity outstanding immediately after such merger or consolidation); or our Company liquidates or dissolves or sells or otherwise disposes of substantially all of its assets; in each case subject to certain specified exceptions. If Mr. Hsieh, Mr. Kim, Dr. Gao, or Mr. Xie, had been terminated on December 31, 2024, following a change in control, they would have been eligible to receive $1,000,000, $600,000, $513,000, and $615,000, respectively, in one year of continued salary from the Company. If Mr. Hsieh, Mr. Kim, Dr. Gao, or Mr. Xie had been terminated on December 31, 2024 absent a change in control, each NEO would have been eligible to receive $0.

Severance Tax Matters

All payments made and benefits available to each executive officer in connection with his or her employment agreement will comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), in accordance with the terms of his or her employment agreement. Should any portion of an NEO's severance or other benefits constitute a “parachute payment” under Section 280G of the Code, and therefore become subject to an excise tax under Section 4999 of the Code, then such NEO shall be paid the full amount of severance under the severance agreement on the first business day after the date that is six (6) months following the NEO's termination of employment (or upon the NEO's death, if earlier).

Interrelationship Between Compensation Elements

Other important interrelationships between elements of total compensation are:

•
The annual cash incentive plan and the equity based long-term incentive compensation plan reflect a balance of reward for annual profitability, sustained long-term financial performance, and growth in share value.
•
The policy of requiring retention of any net shares delivered through the long-term incentive compensation plan for at least a one-year period strengthens the alignment of executives with stockholders.
•
The value of stock awards collectively represents wealth accumulation that will be monitored to assure delivery of reasonable, fair, and competitive compensation that is aligned with the stated executive compensation philosophies.
•
Payments or benefits triggered by death, disability, termination without cause, or change-in-control share a common purpose of providing a reasonable and fair level of protection against loss of income or benefits in connection with events over which the executive has no control.

Executive Compensation Decisions for 2024

Direct Compensation Mix and Market Alignment

Executive compensation is based upon pay for performance, with both annual and long-term incentives. Target total direct compensation is designed so that a significant portion of compensation varies based on the performance of the Company. The mix of award opportunity granted each year reflects a balance of short-term financial performance and long-term sustained share value growth. The amount at risk for the Chief Executive Officer is greater than the amount at risk for all other NEOs in recognition of the higher level of accountability held by the Chief Executive Officer for the performance of the Company.

The table below is a summary of key Company financial performance, considered by the Compensation committee in making compensation decisions. An explanation of the adjustments to our U.S. generally accepted accounting principles (“GAAP”) financial measures used in this proxy statement and a reconciliation of the adjusted financial measures to the comparable GAAP financial measures are included in Appendix A to this proxy statement.

Fiscal Year	Total Revenue ($ Millions)	Core Revenue ($ Millions)	Core EBITDA ($ Millions)
2024	$283.5	$281.2	$(19.0)
2023	$289.2	$262.1	$(9.2)
2022	$619.0	$181.5	$(8.5)

Base Salary

Generally, annual increases to base salary for each NEO are determined based upon the NEO’s current salary relative to the market data and peer group, individual performance, and the Company’s expectations for overall wage expense increases. Larger salary increases may occur when promotions or additional accountabilities create additional value for a specific position or benchmark studies indicate that an adjustment is necessary to maintain market competitiveness.

The Board made no increases to annual base salaries in 2024. Base salaries for the Chief Executive Officer, Chief Financial Officer, Chief Scientific Officer, and President and Chief Operating Officer were $1,000,000, $600,000, $513,000, and $615,000, respectively. The base salaries were competitive with the peer group and industry data sources. The decision to not increase base salaries was determined pursuant to the process outlined above.

Annual Incentive Pay Plan

Target annual incentive awards, expressed as a percentage of base salary, are established before the beginning of the fiscal year period for each executive officer. These award levels correspond to target levels of 100% of base salary for the Chief Executive Officer, and 30% of base salary for all other NEOs. The target incentive award levels set for executive officers reflect the Board’s executive pay objectives explained under the “Compensation Philosophies and Objectives” section.

Equity Awards

Equity grants made under the 2016 Plan during the 2024 fiscal year were made in the form of time-based RSUs and performance-based RSUs. In determining a reasonable level of long-term incentive compensation to be granted, the Compensation committee considered current total direct compensation relative to the market data and peer group.

The 2024 time-based RSU grants vest over a period of three years, with 1/3rd of such shares vesting 12 months after the vesting commencement date, February 26, 2024, and 1/12th of such shares vesting at the end of every three-month period thereafter over the remaining 24 months, subject to continued service on each vesting date.

The Chief Executive Officer received 65,952 shares of time-based RSUs with a grant date value of approximately $1.6 million. The Chief Financial Officer received 24,732 shares of time-based RSUs with a grant date value of $600,000. The Chief Scientific Officer received 21,146 shares of time-based RSUs with a grant date value of $513,000. The President and Chief Operating Officer received 25,350 shares of time-based RSUs with a grant date value of $615,000.

The 2024 performance-based RSU grants are earned and awarded over a three-year period. The number of RSU awards earned are scaled based on actual performance and will depend on how the Company performs against annual revenue and EBITDA targets for each of fiscal years 2024, 2025, and 2026.

The Chief Executive Officer received a total of 98,928 shares of performance-based RSUs, subject to adjustment upward or downward, depending upon the achievement of certain performance conditions for each of the three fiscal years ending on December 31, 2024, 2025, and 2026. The grant date probable value for such performance-based RSUs was approximately $2.4 million and as of the grant date, the value of the maximum potential payout was approximately $3.9 million. The Chief Financial Officer received a total of 37,098 shares of performance-based RSUs, subject to adjustment upward or downward, depending upon the achievement of certain performance conditions for each of the three fiscal years ending on December 31, 2024, 2025, and 2026. The grant date probable value for such performance-based RSUs was approximately $900,000, and as of the grant date, the value of the maximum potential payout was approximately $1.5 million. The Chief Scientific Officer received a total of 31,719 shares of performance-based RSUs, subject to adjustment upward or downward, depending upon the achievement of certain performance conditions for each of the three fiscal years ending on December 31, 2024, 2025, and 2026. The grant date probable value for such performance-based RSUs was approximately $770,000, and as of the grant date, the value of the maximum potential payout was approximately $1.3 million. The President and Chief Operating Officer received a total of 38,026 shares of performance-based RSUs, subject to adjustment upward or downward, depending upon the achievement of certain performance conditions for each of the three fiscal years ending on December 31, 2024, 2025, and 2026. The grant date probable value for such performance-based RSUs was approximately $923,000, and as of the grant date, the value of the maximum potential payout was approximately $1.5 million.

The Committee establishes threshold levels of performance and caps the maximum awards. Core Revenue and Core EBITDA are used to determine annual incentive funding and performance-based RSU grants earned, and each metric is weighted equally. Actual Core Revenue must be at least 75% of the allocated target amount and actual Core EBITDA must be at 100% of the allocated target amount for awards to be payable. If actual Core Revenue is at least 75% of plan, then 50% of the executive’s allocated target award is funded. If actual Core Revenue is above the target, then the percentage achievement above target is multiplied by 4. Awards under the schedule are scaled proportionately for Core Revenue for performance between 75% and 100% and between 100% and 125% of plan. The award schedule provides executives with the opportunity to earn incentive awards that are greater than their target awards with actual performance above plan. No matter how extraordinary the performance, the total award is capped at 162.5% of the target of which the maximum funding level for Core Revenue is 100% and for Core EBITDA is 62.5%. The table below summarizes the funding scale for the financial performance metrics.

Funding Scale	Core Revenue	Core EBITDA	Total
Funding below target	Reduce 2x for every 1% under target	0%
At target	100%	100%
Funding above target	Increase 4x for every 1% above target	1x for every 1% above target
Maximum funding level	200%	125%
Weighting	50%	50%
Weighted maximum funding level	100%	62.5%	162.5%

The table below shows the payout percentage based on the achievement level for each financial performance metric against target.

Metric	Threshold ($ Millions)	Target ($ Millions)	Maximum ($ Millions)	Actual Result ($ Millions)	Achievement	Incentive Earned (3) (4)	Weighting	Payout %
Core Revenue (1)	$210.0	$280.0	$350.0	$281.2	100.4%	101.7%	50%	50.8%
Core EBITDA (2)	$(25.0)	$(25.0)	$(18.8)	$(19.0)	124.0%	124.0%	50%	62.0%
Total								112.8%
(1)
Core Revenue excludes revenue from COVID-19 testing products and services including COVID-19 NGS testing revenue.
(2)
Core EBITDA is GAAP income (loss) minus non-GAAP gross profit and bad debt recoveries from COVID-19 testing products and services, plus or minus interest (expense) income, plus or minus provisions (benefits) for income taxes, plus goodwill impairment loss, plus restructuring costs, plus acquisition-related costs, plus equity-based compensation expenses, plus depreciation and amortization, plus impairment of available-for-sale debt securities, plus or minus period legal adjustments, and plus or minus other charges or gains, as identified, that management believes are not representative of the Company’s operations.
(3)
Since the actual Core Revenue exceeded target, the incentive earned for every 1% over target was multiplied by four.
(4)
Since the actual Core EBITDA exceeded target, the incentive earned for every 1% over target was multiplied by one.

For the 2024 fiscal year period, the payout was funded at 112.8% of target incentive awards based on actual Core Revenue and Core EBITDA compared to plan targets. Core Revenue grew 7% over the prior year and was 100.4% of the plan target and Core EBITDA was 124.0% of plan target. The Chief Executive Officer earned an incentive payout of 112.8% of his base salary, and other NEO’s earned an incentive payout of 33.8% of their base salaries.

The performance-based RSUs vest and settle after the end of each fiscal year. The performance-based RSUs earned for fiscal year 2024 were equal to 112.8% of the target award. The Chief Executive Officer earned 37,197, 17,820, and 11,280 shares of performance-based RSUs, respectively, under the 2024, 2023, and 2022 incentive plans. The Chief Financial Officer earned 13,949, 5,346, and 3,384 shares of performance-based RSUs, respectively, under the 2024, 2023, and 2022 incentive plans. The Chief Scientific Officer earned 11,926, 4,571 and 3,384 shares of performance-based RSUs, respectively, under the 2024, 2023, and 2022 incentive plans. The President and Chief Operating Officer earned 14,297, 5,480, and 3,384 shares of performance-based RSUs, respectively, under the 2024, 2023, and 2022 incentive plans.

Impact of Accounting and Tax Treatments of Compensation

The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation for our executive officers. However, the Compensation committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to the Company with the benefit/value to the executive.

Section 162(m) of the Code, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Company’s chief executive officer and four other most highly paid executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. We periodically review the potential consequences of Section 162(m) and may structure the performance-based portion of our executive compensation to comply with certain exemptions in Section 162(m). However, we reserve the right to use our judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when we believe that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions or the officer’s performance.

The Company does not make gross-up payments to cover our NEOs' personal income taxes that may pertain to any of the compensation paid or provided by the Company.

Compensation Committee Report

The Compensation committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the Compensation committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our proxy statement on Schedule 14A.

/s/ Members of the Fulgent Genetics, Inc. Compensation Committee

Linda Marsh, Chairperson
Michael Nohaile, Ph.D.
Regina Groves

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officer Compensation

Summary Compensation Table

The following table shows the total compensation paid or accrued to our NEOs during the last three fiscal years ended December 31, 2024, 2023, and 2022. Our NEOs consist of (1) our Chief Executive Officer, (2) our Chief Financial Officer, (3) our Chief Scientific Officer and Laboratory Director, and (4) our President and Chief Operating Officer. These individuals were our only executive officers during the fiscal year ended December 31, 2024.

Name and Principal Position	Year	Salary ($)	Non-equity incentive plan compensation ($)	Stock Awards ($)(1)		All Other Compensation ($)(2)	Total ($)
(a)	(b)	(c)	(d)	(e)		(f)	(g)
Ming Hsieh	2024	1,000,000	1,128,000	4,000,000	(3)	—	6,128,000
Chief Executive Officer	2023	1,000,000	1,309,167	3,000,000	(4)	—	5,309,167
	2022	947,917	713,556	3,572,400	(5)	—	5,233,873

Paul Kim	2024	600,000	203,040	1,500,000	(6)	50,604	2,353,644
Chief Financial Officer	2023	600,000	235,650	900,000	(7)	43,963	1,779,613
	2022	579,167	128,440	3,115,000	(8)	49,980	3,872,587

Hanlin Gao	2024	513,000	173,599	1,282,500	(9)	12,879	1,981,978
Chief Scientific Officer and Laboratory Director	2023	513,000	201,481	769,500	(10)	6,221	1,490,202
	2022	510,292	109,816	3,115,000	(8)	10,500	3,745,608

Jian Xie	2024	615,000	208,116	1,537,500	(11)	15,179	2,375,795
President and Chief Operating Officer	2023	615,000	241,541	922,500	(12)	12,200	1,791,241
	2022	611,875	131,651	3,115,000	(8)	12,200	3,870,726

Summary Compensation Table Footnotes:

(1)
Calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting ASC Topic 718 to reflect the grant date fair value for stock awards for fiscal years 2024, 2023, and 2022. Assumptions used in the calculation of these amounts are included in Note 10 to our audited consolidated financial statements included in the Annual Report.
(2)
Amounts consist of our matching contributions under our 401(k)-retirement savings plan for Dr. Gao and Mr. Xie. For Mr. Kim, the amounts reflect $16,862, $10,138, and $10,500 in matching contributions under our 401(k)-retirement savings plan in 2024, 2023, and 2022, respectively, and $33,742, $33,825, and $39,480 for the rent and other costs paid by us for an apartment located near our corporate headquarters that was used by Mr. Kim in 2024, 2023, and 2022, respectively.
(3)
Represents RSU awards granted on February 26, 2024 relating to (i) 65,952 shares of time-based RSUs, which vest over a period of three years, with 1/3rd of such shares vesting 12 months after February 26, 2024 and 1/12th of such shares vesting at the end of every three-month period thereafter over the remaining 24 months, subject to continued service for the Company on each vesting date and (ii) 98,928 shares of performance-based RSUs, subject to adjustment upward (to a maximum of 162.5% of the target award) or downward, depending upon the achievement of certain performance conditions for each of the three fiscal years ending on December 31, 2024, 2025, and 2026. The grant date probable value for such performance-based RSUs was approximately $2.4 million and as of the grant date, the value of the maximum potential payout was approximately $3.9 million.
(4)
Represents RSU awards granted on February 23, 2023 relating to (i) 47,393 shares of time-based RSUs, which vest over a period of three years, with 1/3rd of such shares vesting 12 months after February 23, 2023 and 1/12th of such shares vesting at the end of every three-month period thereafter over the remaining 24 months, subject to continued service for the Company on each vesting date and (ii) 47,393 shares of performance-based RSUs, subject to adjustment upward (to a maximum of 162.5% of the target award) or downward, depending upon the achievement of certain performance conditions for each of the three fiscal years ending on December 31, 2023, 2024, and 2025. The grant date probable value for such performance-based RSUs was approximately $1.5 million and as of the grant date, the value of the maximum potential payout was approximately $2.4 million.

(5)
Represents (i) 30,000 shares of time-based RSUs granted on August 1, 2022, which vest over a period of three years, with 1/3rd of such shares vesting 12 months after August 1, 2022, and 1/12th of such shares vesting at the end of every three-month period thereafter over the remaining 24 months, subject to the officer’s continued service for us on each vesting date, and (ii) 30,000 shares of performance-based RSUs granted on August 1, 2022. The performance-based RSUs are subject to adjustment upward (to a maximum of 150% of the target award) or downward, depending upon the achievement of certain performance conditions for each of the three fiscal years ending on December 31, 2022, 2023, and 2024. The grant date probable value for such performance-based RSUs was approximately $1.8 million, and as of the grant date, the value of the maximum potential payout was approximately $2.7 million.
(6)
Represents RSU awards granted on February 26, 2024 relating to (i) 24,732 shares of time-based RSUs, which vest over a period of three years, with 1/3rd of such shares vesting 12 months after February 26, 2024 and 1/12th of such shares vesting at the end of every three month period thereafter over the remaining 24 months, subject to continued service for the Company on each vesting date and (ii) 37,098 shares of performance-based RSUs, subject to adjustment upward (to a maximum of 162.5% of the target award) or downward, depending upon the achievement of certain performance conditions for each of the three fiscal years ending on December 31, 2024, 2025, and 2026. The grant date probable value for such performance-based RSUs was approximately $900,000, and as of the grant date, the value of the maximum potential payout was approximately $1.5 million.
(7)
Represents RSU awards granted on February 23, 2023 relating to (i) 14,218 shares of time-based RSUs, which vest over a period of three years, with 1/3rd of such shares vesting 12 months after February 23, 2023 and 1/12th of such shares vesting at the end of every three month period thereafter over the remaining 24 months, subject to continued service for the Company on each vesting date and (ii) 14,218 shares of performance-based RSUs, subject to adjustment upward (to a maximum of 162.5% of the target award) or downward, depending upon the achievement of certain performance conditions for each of the three fiscal years ending on December 31, 2023, 2024, and 2025. The grant date probable value for such performance-based RSUs was approximately $450,000, and as of the grant date, the value of the maximum potential payout was approximately $731,000.
(8)
Represents RSU awards granted on February 28, 2022 relating to (i) 32,000 shares of one-time special time-based RSUs, which vest over a period of four years, with 1/4th of such shares vesting 12 months after March 1, 2022, and 1/16th of such shares vesting at the end of every three-month period thereafter over the remaining 36 months, subject to the respective officer’s continued service for us on each vesting date, (ii) 9,000 shares of time-based RSUs, which vest over a period of three years, with 1/3rd of such shares vesting 12 months after March 1, 2022, and 1/12th of such shares vesting at the end of every three-month period thereafter over the remaining 24 months, subject to the respective officer’s continued service for us on each vesting date, and (iii) 13,500 shares of performance-based RSUs, subject to adjustment upward (to a maximum of 150% of the target award) or downward, depending upon the achievement of certain performance conditions for each of the three fiscal years ending on December 31, 2022, 2023, and 2024. The grant date probable value for such performance-based RSUs was approximately $561,000, and as of the grant date, the value of the maximum potential payout was approximately $841,000.
(9)
Represents RSU awards granted on February 26, 2024 relating to (i) 21,146 shares of time-based RSUs, which vest over a period of three years, with 1/3rd of such shares vesting 12 months after February 26, 2024 and 1/12th of such shares vesting at the end of every three month period thereafter over the remaining 24 months, subject to continued service for the Company on each vesting date and (ii) 31,719 shares of performance-based RSUs, subject to adjustment upward (to a maximum of 162.5% of the target award) or downward, depending upon the achievement of certain performance conditions for each of the three fiscal years ending on December 31, 2024, 2025, and 2026. The grant date probable value for such performance-based RSUs was approximately $770,000, and as of the grant date, the value of the maximum potential payout was approximately $1.3 million.
(10)
Represents RSU awards granted on February 23, 2023 relating to (i) 12,156 shares of time-based RSUs, which vest over a period of three years, with 1/3rd of such shares vesting 12 months after February 23, 2023 and 1/12th of such shares vesting at the end of every three month period thereafter over the remaining 24 months, subject to continued service for the Company on each vesting date and (ii) 12,156 shares of performance-based RSUs, subject to adjustment upward (to a maximum of 162.5% of the target award) or downward, depending upon the achievement of certain performance conditions for each of the three fiscal years ending on December 31, 2023, 2024, and 2025. The grant date probable value for such performance-based RSUs was approximately $385,000, and as of the grant date, the value of the maximum potential payout was approximately $626,000.
(11)
Represents RSU awards granted on February 26, 2024 relating to (i) 25,350 shares of time-based RSUs, which vest over a period of three years, with 1/3rd of such shares vesting 12 months after February 26, 2024 and 1/12th of such shares vesting at the end of every three month period thereafter over the remaining 24 months, subject to continued service for the Company on each vesting date and (ii) 38,026 shares of performance-based RSUs, subject to adjustment upward (to a maximum of 162.5% of the target award) or downward, depending upon the achievement of certain performance conditions for each of the three fiscal years ending on December 31, 2024, 2025, and 2026. The grant date probable value for such performance-based RSUs was approximately $923,000, and as of the grant date, the value of the maximum potential payout was approximately $1.5 million.
(12)
Represents RSU awards granted on February 23, 2023 relating to (i) 14,573 shares of time-based RSUs, which vest over a period of three years, with 1/3rd of such shares vesting 12 months after February 23, 2023 and 1/12th of such shares vesting at the end of every three month period thereafter over the remaining 24 months, subject to continued service for the Company on each vesting date and (ii) 14,573 shares of performance-based RSUs, subject to adjustment upward (to a maximum of 162.5% of the target award) or downward, depending upon the achievement of certain performance conditions for each of the three fiscal years ending on December 31, 2023, 2024, and 2025. The grant date probable value for such performance-based RSUs was approximately $461,000, and as of the grant date, the value of the maximum potential payout was approximately $749,000.

Narrative Explanation to the Summary Compensation Table

NEOs are eligible to receive annual incentive awards that provide a cash award tied to Company performance. The value of any awards paid with respect to the applicable fiscal year is disclosed in column (d) of the Summary Compensation Table. Refer to the “Compensation Discussion and Analysis” section for a more complete explanation of the plan.

The stock awards reported in column (e) of the Summary Compensation Table represent the grant date value of RSUs granted to NEOs during the fiscal year. Refer to the “Compensation Discussion and Analysis” section and above footnotes to the table for a description of these equity grants and the associated vesting conditions.

The NEOs are participants in the Fulgent 401(k) Plan. The employer contribution amounts for the fiscal year period for each named executive officer are included in column (f) and reported under footnote number 3 of the Summary Compensation Table. Employer contributions under the 401(k) Plan are structured as a percentage of base salary up to statutory compensation limits and include Safe Harbor contributions, applied on a non-discriminatory basis for all 401(k) Plan participants.

2024 Fiscal Year Grants of Plan-Based Awards

The following table shows information regarding grants of non-equity incentive plan awards and grants of equity awards that we made during the fiscal year ended December 31, 2024 to each of our executive officers named in the Summary Compensation Table.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)	Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
		Target ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	(#)		($)
Ming Hsieh	—	1,000,000	—	—	—	—	—	—	—
	2/26/2024	—	74,196	98,928	160,758	—	—	—	2,400,000
	2/26/2024	—	—	—	—	65,952	—	—	1,600,000
Paul Kim	—	180,000	—	—	—	—	—	—	—
	2/26/2024	—	27,824	37,098	60,284	—	—	—	900,000
	2/26/2024	—	—	—	—	24,732	—	—	600,000
Hanlin Gao	—	153,900	—	—	—	—	—	—	—
	2/26/2024	—	23,789	31,719	51,543	—	—	—	769,500
	2/26/2024	—	—	—	—	21,146	—	—	513,000
Jian Xie	—	184,500	—	—	—	—	—	—	—
	2/26/2024	—	28,520	38,026	61,792	—	—	—	922,500
	2/26/2024	—	—	—	—	25,350	—	—	615,000
(1)
Represents the estimated target payout for 2024 performance under the Annual Incentive Pay Plan. The annual payout can range from 75% to 162.5% of target. The Annual Incentive Pay Plan payout for 2024 was 112.8% of target. Actual payouts are shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation”;

(2)
Represents the threshold, target, and maximum payouts for the performance-based RSU grants. The annual payout can range from 75% to 162.5% of target. The payout for 2024 was 112.8% of target. Refer to the “Compensation Discussion and Analysis-Executive Compensation Decision for 2024-Equity Awards” for a description of the vesting of performance-based RSU grants made during the fiscal year.

Narrative Explanation to the Grants of Plan Based Award Table

The grant date for all equity awards is the day the award is approved by Compensation committee, unless otherwise determined by the Compensation committee. Equity grants were delivered in the form of RSUs as provided for under the 2016 Plan.

Refer to the “Compensation Discussion and Analysis” section for a description of conditions attached to RSU grants made during the fiscal year. All earned RSUs are paid in the form of Fulgent Genetics, Inc. common shares at the end of the vesting period.

Outstanding Equity Awards at December 31, 2024

The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2024.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)		Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Ming Hsieh	—	—	—	—	—	233,722	(1)	4,316,845	(5)	—	—
Paul Kim	—	—	—	—	—	90,983	(2)	1,680,456	(5)	—	—
Hanlin Gao	—	—	—	—	—	80,222	(3)	1,481,700	(5)	—	—
Jian Xie	—	—	—	—	—	92,913	(4)	1,716,097	(5)	—	—
(1)
Represents RSU awards relating to (i) 30,000 shares granted on August 1, 2022 (vesting commencement date of August 1, 2022), 47,393 shares granted on February 23, 2023 (vesting commencement date of February 23, 2023), and 65,952 shares granted on February 26, 2024 (vesting commencement date of February 26, 2024), which vest over a period of three years, with 1/3rd of such shares vesting 12 months after vesting commencement date, and 1/12th of such shares vesting at the end of every three-month period thereafter over the remaining 24 months, subject to the officer’s continued service for us on each vesting date; (ii) 30,000 shares of performance-based RSUs granted on August 1, 2022 (vesting commencement date of August 1, 2022). The performance-based RSUs are subject to adjustment upward (to a maximum of 150% of the target award) or downward, depending upon the achievement of certain performance conditions for each of the three fiscal years ending on December 31, 2022, 2023, and 2024; (iii) 47,393 shares of performance-based RSUs granted on February 23, 2023 (vesting commencement date of February 23, 2023). The performance-based RSUs are subject to adjustment upward (to a maximum of 162.5% of the target award) or downward, depending upon the achievement of certain performance conditions for each of the three fiscal years ending on December 31, 2023, 2024, and 2025; and (iv) 98,928 shares of performance-based RSUs granted on February 26, 2024 (vesting commencement date of February 26, 2024). The performance-based RSUs are subject to adjustment upward (to a maximum of 162.5% of the target award) or downward, depending upon the achievement of certain performance conditions for each of the three fiscal years ending on December 31, 2024, 2025, and 2026;
(2)
Represents RSU awards relating to (i) 32,000 shares granted on February 28, 2022 (vesting commencement date of March 1, 2022), which vest over a period of four years, with 1/4th of such shares vesting 12 months after vesting commencement date, and 1/16th of such shares vesting at the end of every three-month period thereafter over the remaining 36 months, subject to the officer’s continued service for us on each vesting date; (ii) 9,000 shares granted on February 28, 2022 (commencement date of March 1, 2022), 14,218 shares granted on February 23, 2023 (vesting commencement date of February 23, 2023), and 24,732 shares granted on February 26, 2024 (vesting commencement date of February 26, 2024), which vest over a period of three years, with 1/3rd of such shares vesting 12 months after vesting commencement date, and 1/12th of such shares vesting at the end of every three-month period thereafter over the remaining 24 months, subject to officer’s continued service for us on each vesting date; (iii) 9,000 shares of performance-based RSUs granted on February 28, 2022. The performance-based RSUs are subject to adjustment upward (to a maximum of 150% of the target award) or downward, depending upon the achievement of certain performance conditions for each of the three fiscal years ending on December 31, 2022, 2023, and 2024; (iv) 14,218 shares of performance-based RSUs granted on February 23, 2023. The performance-based RSUs are subject to adjustment upward (to a maximum of 162.5% of the target award) or downward, depending upon the achievement of certain performance conditions for each of the three fiscal years ending on December 31, 2023, 2024, and 2025; and (v) 37,098 shares of performance-based RSUs granted on February 26, 2024 (vesting commencement date of February 26, 2024). The performance-based RSUs are subject to adjustment upward (to a maximum of 162.5% of the target award) or downward, depending upon the achievement of certain performance conditions for each of the three fiscal years ending on December 31, 2024, 2025, and 2026;
(3)
Represents RSU awards relating to (i) 3,500 shares of our common stock granted on April 30, 2021 (vesting commencement date of April 30, 2021), 32,000 shares granted on February 28, 2022 (vesting commencement date of March 1, 2022), which vest over a period of four years, with 1/4th of such shares vesting 12 months after vesting commencement date, and 1/16th of such shares vesting at the end of every three-month period thereafter over the remaining 36 months, subject to the officer’s continued service for us on each vesting date; (ii) 9,000 shares granted on February 28, 2022 (vesting commencement date of March 1, 2022), 12,156 shares granted on February 23, 2023 (vesting commencement date of February 23, 2023), and 21,146 shares granted on February 26, 2024 (vesting commencement date of February 26, 2024), which vest over a period of three years, with 1/3rd of such shares vesting 12 months after vesting commencement date, and 1/12th of such shares vesting at the end of every three-month period thereafter over the remaining 24 months, subject to officer’s continued service for us on each vesting date; (iii) 9,000 shares of performance-based RSUs granted on February 28, 2022. The performance-based RSUs are subject to adjustment upward (to a maximum of 150% of the target award) or downward, depending upon the achievement of certain performance conditions for each of the three fiscal years ending on December 31, 2022, 2023, and 2024; (iv) 12,156 shares of performance-based RSUs granted on February 23, 2023. The performance-based RSUs are subject to adjustment upward (to a maximum of 162.5% of the target award) or downward, depending upon the achievement of certain performance conditions for each of the three fiscal years ending on December 31, 2023, 2024, and 2025; and (v) 31,719 shares of performance-based RSUs granted on February 26, 2024 (vesting commencement date of February 26, 2024). The performance-based RSUs are subject to adjustment upward (to a maximum of 162.5% of the target award) or downward, depending upon the achievement of certain performance conditions for each of the three fiscal years ending on December 31, 2024, 2025, and 2026;
(4)
Represents RSU awards relating to (i) 32,000 shares granted on February 28, 2022 (vesting commencement date of March 1, 2022), which vest over a period of four years, with 1/4th of such shares vesting 12 months after vesting commencement date, and 1/16th of such shares vesting at the end of every three-month period thereafter over the remaining 36 months, subject to the officer’s continued service for us on each vesting date; (ii) 9,000 shares granted on February 28, 2022 (vesting commencement date of March 1, 2022), 14,573 shares granted on February 23, 2023 (vesting commencement date of February 23, 2023), and 25,350 shares granted on February 26, 2024 (vesting commencement date of February 26, 2024), which vest over a period of three years, with 1/3rd of such shares vesting 12 months after vesting commencement date, and 1/12th of such shares vesting at the end of every three-month period thereafter over the remaining 24 months, subject to officer’s continued service for us on each vesting date; (iii) 9,000 shares of performance-based RSUs granted on February 28, 2022. The performance-based RSUs are subject to adjustment upward (to a maximum of 150% of the target award) or downward, depending upon the achievement of certain performance conditions for each of the three fiscal years ending on December 31, 2022, 2023, and 2024; (iv) 14,573 shares of performance-based RSUs granted on February 23, 2023. The performance-based RSUs are subject to adjustment upward (to a maximum of 162.5% of the target award) or downward, depending upon the achievement of certain performance conditions for each of the three fiscal years ending on December 31, 2023, 2024, and 2025; and (v) 38,026 shares of performance-based RSUs granted on February 26, 2024 (vesting commencement date of February 26, 2024). The performance-based RSUs are subject to adjustment upward (to a maximum of 162.5% of the target award) or downward, depending upon the achievement of certain performance conditions for each of the three fiscal years ending on December 31, 2024, 2025, and 2026;
(5)
The market value was determined by multiplying the unvested shares of common stock subject to the stock award by $18.47, the closing price of our common stock on December 31, 2024.

Option Exercises and Stock Vested in 2024

The following table shows information regarding exercises of options to purchase our common stock and vesting of stock awards held by each of our NEOs during the fiscal year ended December 31, 2024.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Ming Hsieh	—	—	71,415	1,674,565
Paul Kim	—	—	36,924	845,291
Hanlin Gao	—	—	28,197	637,716
Jian Xie	—	—	67,287	1,565,879

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Chief Executive Officer Pay Ratio

The following is a reasonable estimate prepared under the SEC rules of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our other employees. For the 2024 fiscal year:

•
The estimated median of the annual total compensation of all employees, excluding the Chief Executive Officer, was $66,428;
•
The annual total compensation of the Chief Executive Officer, as reported in the Summary Compensation Table, was $6,128,000; and
•
The ratio of the annual total compensation of the Chief Executive Officer to the median of the annual total compensation of all other employees was estimated to be 92 to 1.

In determining the pay ratio information provided above, we first identified “median employee” for the 2024 fiscal year by using the following methodology, as permitted by the SEC’s pay ratio disclosure rules:

•
We selected December 31, 2024 as the date upon which we would identify employee population and median employee and, from tax and payroll records, we compiled a list of 1,540 total full-time and part-time employees who were employed during the year ended December 31, 2024.
•
We used total cash compensation during the 2024 fiscal year as a consistently applied compensation measure to identify the median employee from the employees on the list. For this purpose, we define total cash compensation as W-2 Box 1 wages. We also annualized the total cash compensation paid to those employees that were not employed for the full year.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodologies prescribed by the SEC. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Due to the flexibility afforded by the rules of the SEC in calculating the pay ratio amount, the ratio calculated may not be comparable to the Chief Executive Officer pay ratio presented by other companies.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2024 to each of our non-employee directors. Directors who are employed by us are not compensated for their service on our Board of Directors.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Linda Marsh(4)(5)	90,500	180,000	—	—	—	—	270,500
Michael Nohaile, Ph.D. (4)(6)	88,500	180,000	—	—	—	—	268,500
Regina Groves (4)(7)	93,000	90,000	90,004	—	—	—	273,004
(1)
Ming Hsieh, Chairperson of our Board and Chief Executive Officer, is not included in this table because he is an employee of our Company and thus receives no additional compensation for his services as a director. The compensation received by Mr. Hsieh as an employee of our Company is described under “Executive Officer Compensation” above.
(2)
These amounts represent the aggregate grant date fair value of stock awards granted to each director in 2024 computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 10 to our Financial Statements, included in our Annual Report.
(3)
These amounts represent the aggregate grant date fair value of options granted to each director in 2024 computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 10 to our Financial Statements, included in our Annual Report.
(4)
The following table represents grant date fair value and unvested awards for the awards granted in 2024 on a grant-by-grant basis:

Name	Grant Date	Grant Date Fair Value ($/Share)	Number of Stock Options Held at Fiscal Year-End	Number of Shares of Restricted Stock Held at Fiscal Year-End
Linda Marsh	5/16/2024	22.50	—	8,000
Michael Nohaile, Ph.D.	5/16/2024	22.50	—	8,000
Regina Groves	5/16/2024	22.50	—	4,000
Regina Groves	5/16/2024	16.42	5,481	—
(5)
As of December 31, 2024, Ms. Marsh held the following outstanding equity awards: (i) a stock option award granted on August 1, 2019 to purchase 20,000 shares of our common stock at an exercise price of $7.56; (ii) a stock option award granted on May 27, 2020 to purchase 5,000 shares of our common stock at an exercise price of $15.82; (iii) a RSU award granted on May 20, 2021 representing the right to receive 2,000 shares of our common stock; (iv) a RSU award granted on May 18, 2022 representing the right to receive 2,000 shares of our common stock; (v) a RSU award granted on August 1, 2022 representing the right to receive 1,600 shares of our common stock; (vi) a RSU award granted on May 18, 2023 representing the right to receive 5,059 shares of our common stock; and (vii) a RSU award granted on May 16, 2024 representing the right to receive 8,000 shares of our common stock. All such equity awards vest pursuant to the vesting schedule for director equity awards set forth in our non-employee director compensation program.
(6)
As of December 31, 2024, Dr. Nohaile held the following outstanding equity awards: (i) a stock option award granted on August 1, 2022 to purchase 10,000 shares of our common stock at an exercise price of $59.54; (ii) a RSU award granted on August 1, 2022 representing the right to receive 4,000 shares of our common stock; (iii) a stock option award granted on May 18, 2023 to purchase 3,380 shares of our common stock at an exercise price of $35.58; (iv) a RSU award granted on May 18, 2023 representing the right to receive 2,529 shares of our common stock; and (v) a RSU award granted on May 16, 2024 representing the right to receive 8,000 shares of our common stock. All such equity awards vest pursuant to the vesting schedule for director equity awards set forth in our non-employee director compensation program.
(7)
As of December 31, 2024, Regina Groves held the following outstanding equity awards: (i) a stock option award granted on January 3, 2023 to purchase 10,000 shares of our common stock at an exercise price of $30.66; (ii) a RSU award granted on January 3, 2023 representing the right to receive 4,000 shares of our common stock; (iii) a stock option award granted on May 18, 2023 to purchase 6,759 shares of our common stock at an exercise price of $35.58; (iv) a stock option award granted on May 16, 2024 to purchase 5,481 shares of our common stock at an exercise price of $22.50; and (v) a RSU award granted on May 16, 2024 representing the right to receive 4,000 shares of our common stock. All such equity awards vest pursuant to the vesting schedule for director equity awards set forth in our non-employee director compensation program.

The following is a description of the standard compensation arrangements under which our directors are compensated for their service as directors, including as members of the various committees of our board.

Non-Employee Director Compensation Program

Our Board has established a compensation program for our directors who are not employees of our Company, which consists of cash and equity compensation as set forth below. Mr. Hsieh, who serves as our Chief Executive Officer and Chairperson of our Board, does not receive any additional compensation for his service as a director. We expect to continue to evaluate our compensation policies with respect to our non-employee directors.

Cash Compensation

All of our non-employee directors receive reimbursement for their reasonable out-of-pocket costs and travel expenses in connection with their attendance at Board and committee meetings, as well as the following annual cash retainer fees for their service as directors, chairpersons of the committees of our Board and members of the committees of our Board:

Fee Amount ($)(1)

Annual Board Retainer Fee:
All non-employee directors	70,000
Annual Committee Chairperson Retainer Fees:(2)
Audit committee chairperson	15,000
Compensation committee chairperson	10,000
Nominating committee chairperson	6,000
Annual Committee Member Retainer Fees:(2)
Audit committee member	7,500
Compensation committee member	5,000
Nominating committee member	3,000
(1)
Directors, committee chairpersons and committee members receive pro-rated amounts of all annual retainer fees for any partial year of service.
(2)
Committee chairpersons and member retainer fees are in addition to the annual Board retainer fee.

Equity Compensation

Subject to certain exceptions, each non-employee director who is initially appointed or elected to our Board is eligible to receive, on the date he or she first becomes a non-employee director, initial equity compensation of, at his or her election, (i) a stock option to acquire up to a number of shares of our common stock with an aggregate grant fair value equal to $400,000, valued based on a Black-Scholes valuation method, (ii) a RSU award having an aggregate fair market value up to $400,000, assuming the closing price of our common stock on the date of grant, or (iii) a combination of stock option and RSU awards to acquire or relating to, as applicable, a number of shares of our common stock, such that the sum of the aggregate fair value of the awards is equal to $400,000.

In addition, each continuing non-employee director is eligible to receive, on the date of each annual meeting of our stockholders, including the Annual Meeting, annual equity compensation of, at his or her election, (i) a stock option to acquire up to a number of shares of our common stock with an aggregate grant fair value equal to $180,000, valued based on a Black-Scholes valuation method, (ii) a RSU award having an aggregate fair market value up to $180,000, assuming the closing price of our common stock on the date of grant, or (iii) a combination of stock option and RSU awards to acquire or relating to, as applicable, a number of shares of our common stock, such that the sum of the aggregate fair value of the awards is equal to $180,000.

All equity awards granted to our non-employee directors pursuant to our non-employee director compensation program will be granted under the 2016 Plan (or any successor to such plan) and will vest as follows: 1/4th of the total shares subject to the award will vest 12 months after the grant date and 1/16th of the total shares subject to the award will vest at the end of every three-month period thereafter, subject to the director’s continued service for us on each vesting date.

PAY VERSUS PERFORMANCE

The following table shows the relationship between executive compensation actually paid to our Principal Executive Officer (“PEO”) and other NEOs, including our Chief Financial Officer, Chief Scientific Officer and Laboratory Director, and President and Chief Operating Officer (“Non-PEO NEOs”), and certain financial performance of the Company during the last five fiscal years ended December 31, 2024, 2023, 2022, 2021 and 2020.

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based On:		Net Income	Total Revenue
					Total Share-holder Return	Peer Group Total Share-holder Return
	($)	($)	($)	($)	($)	($)	($ Millions)	($ Millions)
(a)	(b) (1)	(c) (2)	(d) (3)	(e) (4)	(f) (5)	(g) (6)	(h) (7)	(i) (8)
2024	6,128,000	4,064,580	2,237,139	1,334,343	35	91	(42.7)	283.5
2023	5,309,167	5,035,476	1,687,019	1,715,482	191	115	(167.8)	289.2
2022	5,233,873	3,448,273	3,829,640	(2,733,189)	231	111	143.4	619.0
2021	5,664,303	5,664,303	758,236	6,545,715	780	125	507.4	992.6
2020	248,000	248,000	2,507,503	6,407,036	404	126	214.3	421.7

Footnotes:

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for Ming Hsieh, Chief Executive Officer (our PEO), for each corresponding year in the “Total” column of the Summary Compensation Table.
(2)
The dollar amounts reported in column (c) represent the amount of compensation actually paid (“CAP”) to Ming Hsieh, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Ming Hsieh during the applicable year.

In accordance with SEC rules, the following adjustments were made to Ming Hsieh’s total compensation for each year to determine CAP:

Footnote (2) - Table 1
Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards	Equity Award Adjustments	Compensation Actually Paid to PEO
	($)	($)	($)	($)
(a)	(b)	(c) (i)	(d) (ii)	(e)
2024	6,128,000	4,000,000	1,936,580	4,064,580
2023	5,309,167	3,000,000	2,726,309	5,035,476
2022	5,233,873	3,572,400	1,786,800	3,448,273
2021	5,664,303	—	—	5,664,303
2020	248,000	—	—	248,000

i.
The grant date fair value of equity awards in column (c) of Footnote (2) - Table 1 represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.
ii.
The equity award adjustments in column (d) of Footnote (2) - Table 1 include the addition (or subtraction, as applicable) of the following: (1) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (2) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (3) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Footnote (2) - Table 2
Year	Year End Fair Value of Equity Awards Granted During the Year that Remained Unvested	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Remained Unvested	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
2024	3,045,334	(718,710)	—	(390,043)	—	—	1,936,580
2023	2,740,263	(32,625)	—	89,667	(70,996)	—	2,726,309
2022	1,786,800	—	—	—	—	—	1,786,800
2021	—	—	—	—	—	—	—
2020	—	—	—	—	—	—	—

(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group (excluding the Company’s PEO) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding the Company’s PEO) included for purposes of calculating the average amounts in each applicable year are as follows: Paul Kim, Chief Financial Officer, Hanlin Gao, Chief Scientific Officer and Laboratory Director, and Jian Xie, President and Chief Operating Officer, for 2020, 2021, 2022, 2023, and 2024.
(4)
The dollar amounts reported in column (e) represent the average amount of CAP to the NEOs as a group (excluding the Company’s PEO), as computed in accordance with SEC rules. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding the Company’s PEO) during the applicable year.

In accordance with the SEC rules, the following adjustments were made to average total compensation for the NEOs as a group (excluding the Company’s PEO) for each year to determine the CAP, using the same methodology described above in Footnote 2:

Footnote (4) - Table 1
Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments	Average Compensation Actually Paid to Non-PEO NEOs
	($)	($)	($)	($)
(a)	(b)	(c)	(d) (i)	(e)
2024	2,237,139	1,440,000	537,204	1,334,343
2023	1,687,019	864,000	892,463	1,715,482
2022	3,829,640	3,115,000	(3,447,829)	(2,733,189)
2021	758,236	89,857	5,877,336	6,545,715
2020	2,507,503	2,273,600	6,173,133	6,407,036

i.
The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Footnote (4) - Table 2
Year	Average Year End Fair Value of Equity Awards Granted During the Year that Remained Unvested	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Remained Unvested	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
2024	1,096,324	(299,444)	—	(259,676)	—	—	537,204
2023	789,185	(37,573)	—	166,402	(25,551)	—	892,463
2022	1,489,000	(3,304,514)	—	(1,632,315)	—	—	(3,447,829)
2021	117,355	3,904,479	—	1,855,502	—	—	5,877,336
2020	4,168,000	1,572,103	—	433,030	—	—	6,173,133

(5)
The cumulative total stockholder return (“TSR”) amounts reported in column (f) are calculated in the same manner as required under Item 201(e) of Regulation S-K, measuring the total stockholder return from the market close on the last trading day before the earliest fiscal year in the table, or December 31, 2019, through to and including the end of the fiscal year for which total stockholder return is calculated, or December 31, 2024.
(6)
The weighted peer group TSR amounts reported in column (g) reflect the Company’s peer group (NASDAQ Biotechnology Index) as reflected in our Annual Report pursuant to Item 201(e) of Regulation S-K for the fiscal year ended December 31, 2024. Each year reflects what the cumulative value of $100 would be, including the reinvestment of dividends, if such amount were invested as of market close on December 31, 2019.
(7)
The dollar amounts reported in column (h) are the Company’s net income amounts reflected in the Company’s audited financial statements for the applicable year.
(8)
While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that revenue is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the Pay Versus Performance Table) used by the company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to company performance. The dollar amounts reported in column (i) are the Company’s revenue amounts reflected in the Company’s audited financial statements for the applicable year.

Financial Performance Measures

The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

(1)
Revenue
(2)
EBITDA
(3)
Total Stockholder Return
(4)
Earnings Per Share
(5)
Core Revenue (1)
(6)
Core EBITDA (2)
(1)
Core Revenue excludes revenue from COVID-19 testing products and services including COVID-19 NGS testing revenue.
(2)
Core EBITDA is GAAP income (loss) minus non-GAAP gross profit and bad debt recoveries from COVID-19 testing products and services, plus or minus interest (expense) income, plus or minus provisions (benefits) for income taxes, plus goodwill impairment loss, plus restructuring costs, plus acquisition-related costs, plus equity-based compensation expenses, plus depreciation and amortization, plus impairment of available-for-sale debt securities, plus or minus period legal adjustments, and plus or minus other charges or gains, as identified, that management believes are not representative of the Company’s operations.

Analysis of Information Presented in the Pay Versus Performance Table

The goal of our executive compensation philosophy is to deliver competitive levels of total compensation that attract and retain top leadership talent, with primary emphasis on pay for performance. Annual incentive awards and performance-based RSU awards are earned based on the achievement of revenue and EBITDA targets. Time-based RSU awards vest over three-to-four-year periods, and the value of the award is tied to the stock price at the time of vesting, which creates an incentive to grow stockholder value. We use variable compensation and equity awards as major components of total compensation.

The following graph compares our cumulative TSR over the five most recently completed fiscal years to that of the NASDAQ Biotechnology Index (“Index”) over the same period.

The following charts set forth the relationship between CAP paid to our PEO and the average CAP paid to our Non-PEOs and our total revenue and Core Revenue.

CAP and Total Revenue
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
-$1,000,000
-$2,000,000
-$3,000,000
CAP
$1,200
$1,000
$800
$600
$400
$200
$0
Total Revenue ($ millions)
2020
2021
2022
2023
2024
PEO CAP
Non-PEO NEOs
Total Revenue

CAP and Core Revenue
CAP
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
-$1,000,000
-$2,000,000
-$3,000,000
Core Revenue ($ millions)
$330
$280
$230
$180
$130
$80
$30
2020
2021
2022
2023
2024
PEO CAP
Non-PEO NEOs
Core Revenue

The following charts set forth the relationship between CAP paid to our PEO, the average CAP paid to our Non-PEOs and our TSR.

CAP and Total Stockholder Return
CAP
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
-$1,000,000
-$2,000,000
-$3,000,000
$800
$700
$600
$500
$400
$300
$200
$100
$0
Cummulative TSR
(value of initial $100 investment)
2020
2021
2022
2023
2024
PEO CAP
Non-PEO NEOs
Total Stockholder Return

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2024.

	Equity Compensation Plan Information
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (3)
Equity compensation plan approved by security holders (4)	2,143,443	$17.07	2,156,702
Equity compensation plan not approved by security holders (5)	324,541	—	—
Total	2,467,984	$17.07	2,156,702
(1)
Of these shares, 95,639 were subject to stock options outstanding under the 2016 Plan, and 2,047,804 were subject to RSUs outstanding under the 2016 Plan, and 324,541 were subject to RSUs outstanding under the Fulgent Pharma Holdings, Inc. 2022 Omnibus Incentive Plan (the “2022 Pharma Plan”).
(2)
This weighted-average exercise price is calculated based solely on outstanding stock options.
(3)
Represents 2,156,702 shares that remained available for future issuance under the 2016 Plan.
(4)
This plan consists of the 2016 Plan.
(5)
This plan consists of the 2022 Pharma Plan.

Summary Description of the Company’s Equity Compensation Plans

We currently maintain or have in the past maintained the following equity compensation plans: the 2016 Plan, our predecessor’s, Fulgent LLC, Amended and Restated 2015 Equity Incentive Plan (the “Predecessor Plan”), and the 2022 Pharma Plan.

2016 Plan

We adopted the 2016 Plan on September 16, 2016 in connection with our initial public offering and subsequently amended the 2016 Plan in 2018, 2020, and 2023 to increase the number of shares of common stock authorized for issuance under the 2016 Plan by 2 million shares, 2.5 million, and 3.0 million shares, respectively. The 2016 Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights (or SARs), restricted stock, RSUs, dividend equivalent rights and other stock and cash-based awards (including annual cash incentives and long-term cash incentives). Shares issued under the 2016 Plan will be shares of our common stock. Incentive stock options may be granted only to our employees and employees of any parent or subsidiary corporation. All other awards may be granted to our employees, directors or consultants and to employees, directors or consultants of any affiliated entity, including Fulgent LLC. The 2016 Plan also provides that, except as otherwise provided in an individual award agreement, in the event of a change in control, as such term is defined in the 2016 Plan, (a) each outstanding option and SAR will automatically vest and become exercisable, and (b) all other awards will immediately lapse and be released from restrictions on transfer or forfeiture rights, and any performance goals relevant to such awards will be deemed achieved at the target performance level. Notwithstanding the foregoing, the administrator may provide that awards that remain outstanding after such vesting will be assumed or replaced in connection with the change in control. With respect to options and SARs, the administrator may also provide for the cashing out of outstanding and vested options and SARs based upon the per-share consideration being paid for shares in connection with such change in control, less the applicable exercise price or base amount all as described in the 2016 Plan.

Share Reserve. We have reserved for issuance pursuant to awards under the 2016 Plan 8,947,368 shares of our common stock plus 656,901 shares of our common stock that will be available for issuance solely pursuant to the converted Fulgent LLC awards discussed below. In general, shares subject to awards granted under the 2016 Plan that are not issued or that are returned to us, for example, because the award is forfeited, the shares are retained by us in satisfaction of amounts owed with respect to an award or the shares are surrendered in payment of an exercise or purchase price or tax withholding, will again become available for awards under the 2016 Plan.

Administration. The Compensation committee or our Board will administer the 2016 Plan. The administrator has the power to determine when awards will be granted, which employees, directors or consultants will receive awards, the terms of the awards, including the number of shares subject to each award and the vesting schedule of the awards, and to interpret the terms of the 2016 Plan and the award agreements. The administrator also has the authority to reduce the exercise prices of outstanding stock options and the base appreciation amount of any stock appreciation right if the exercise price or base appreciation amount exceeds the fair market value of the underlying shares, and to cancel such stock options and stock appreciation rights in exchange for new awards, in each case without stockholder approval.

Stock Options. The 2016 Plan allows for the grant of incentive stock options that qualify under Section 422 of the Code and non-qualified stock options. The exercise price of all options granted under the 2016 Plan must at least be equal to the fair market value of our common stock on the date of grant. The term of an option may not exceed 10 years, except that with respect to any employee who owns more than 10% of the voting power of all classes of our outstanding stock or any parent or subsidiary corporation as of the grant date, the term must not exceed five years, and the exercise price must equal at least 110% of the fair market value on the grant date. Not more than 8,947,368 shares of our common stock may be issued pursuant to incentive stock options granted under the 2016 Plan. After the continuous service of an option recipient terminates, the recipient’s options may be exercised, to the extent vested, for the period of time specified in the option agreement. However, an option may not be exercised later than the expiration of its term.

Predecessor Plan

Historically, our predecessor, Fulgent LLC, granted to its employees and other service providers unit options, restricted share units and profits interest awards under the Predecessor Plan. The purpose of the Predecessor Plan was to offer selected persons a proprietary interest in Fulgent LLC. In connection with our initial public offering in September 2016, we completed a reorganization transaction in which Fulgent LLC became our wholly owned subsidiary and all then-outstanding equity interests in Fulgent LLC were equitably adjusted and converted into equivalent equity interests in our Company (the “Reorganization”). As a result, upon completion of the Reorganization, (i) all options to acquire units of Fulgent LLC that had been granted under the Predecessor Plan and were outstanding immediately before completion of the Reorganization were converted into option awards to acquire shares of our common stock that were granted under the 2016 Plan, and an individual’s rights with respect to the Fulgent LLC unit options were canceled; (ii) all restricted share units relating to units of Fulgent LLC that had been granted under the Predecessor Plan and were outstanding immediately before completion of the Reorganization were converted into RSU awards relating to our common stock that were granted under the 2016 Plan, and an individual’s rights with respect to the Fulgent LLC restricted share units were canceled; and (iii) all profits interest awards relating to units of Fulgent LLC that had been granted under the Predecessor Plan and were outstanding immediately before completion of the Reorganization were converted into common stock awards that were granted under the 2016 Plan, and an individual’s rights with respect to the Fulgent LLC profits interest awards were canceled. Following completion of the Reorganization, no awards remain outstanding under the Predecessor Plan and no further awards have been or will be granted under this plan, and the Predecessor Plan has been terminated.

The following is a description of the material terms of the Predecessor Plan:

Units Subject to the Predecessor Plan. Before its termination, there were 15,300,000 common units of Fulgent LLC authorized for issuance under the Predecessor Plan. Before completion of the Reorganization, there were 4,493,000 common units of Fulgent LLC subject to outstanding options, 500,000 common units of Fulgent LLC subject to outstanding restricted share units and 10,000,000 outstanding common units of Fulgent LLC that constituted profits interests. Upon completion of the Reorganization, these options became options to acquire 591,112 shares of our common stock, these restricted share units became RSUs relating to 65,789 shares of our common stock, and these common units that constituted profits interests became 3,730,953 shares of our common stock.

Description of Awards. Options represent a right to purchase common units of Fulgent LLC. The term of each option is 10 years from the grant date of the option. Restricted share units are notional units that represent an unfunded and unsecured right to receive common units of Fulgent LLC. Profits interest awards are a type of equity award containing a participation threshold that entitles the recipient of the award to participate in the value of Fulgent LLC only to the extent it appreciates from and after the grant date of the award. Vesting schedules vary from award to award, but, generally, 1/4th of the total Fulgent LLC common units subject to options and restricted share units vest one year after the grant date and 1/16th of the total Fulgent LLC common units subject to options and restricted share units vest at the end of every three-month period thereafter, and profits interest awards generally vest on the grant date. Options were not exercisable, whether or not vested, until the earlier of a liquidity event or incorporation, each as defined in the Predecessor Plan. An incorporation was deemed to have occurred upon completion of the Reorganization, at which time the options became immediately exercisable, to the extent vested. Restricted share units are settled no later than 30 days following the applicable vesting date. The Predecessor Plan provides for adjustments to the number and kind of units subject to grants made under the Predecessor Plan and the number and kind of units covered by an award in the event of a reorganization, recapitalization, merger or other changes in Fulgent LLC’s common units. The Predecessor Plan was set to expire pursuant to its terms on October 15, 2025. However, the manager of Fulgent LLC was authorized to amend, suspend or terminate the Predecessor Plan under certain circumstances, and no grants may be made after any such termination.

2022 Pharma Plan

On October 26, 2022, Fulgent Pharma adopted the 2022 Pharma Plan. The 2022 Pharma Plan will expire in 2032. Pursuant to the 2022 Pharma Plan, Fulgent Pharma issued RSUs (the “Pharma RSUs”) to acquire shares of common stock of Fulgent Pharma, par value $0.0001 per share (the “Pharma Common Stock”), to certain employees and consultants of Fulgent Pharma. On November 7, 2022, pursuant to an Agreement and Plan of Merger, by and among the Company, Fulgent Pharma and FG Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (the “Merger Sub”), under which Merger Sub merged with and into Fulgent Pharma (the “Merger”), with Fulgent Pharma surviving the Merger as a wholly owned subsidiary of the Company.

At the closing of the Merger (the “Effective Time”), the Company assumed the Pharma RSUs, and each outstanding Pharma RSU award granted under the 2022 Pharma Plan, whether vested or unvested immediately prior to the Effective Time, became a RSU award denominated in shares of the Company’s common stock. The number of shares of the Company’s common stock, subject to each Company RSU is equal to the product of: (i) the total number of shares of Pharma Common Stock underlying the Pharma RSUs immediately prior to the Effective Time, multiplied by (ii) the 0.05323314, rounded down to the nearest whole number of Company’s common stock. The maximum number of shares of Company’s common stock issuable upon the vesting, settlement or exercise of the equity awards under the 2022 Pharma Plan, subject to appropriate adjustments thereto, is 663,013. The Company RSUs are generally subject to the same terms and conditions as applied to the Pharma RSUs prior to the Effective Time, except to the extent such terms and conditions were rendered inoperative by the Merger or with respect to such other changes that are necessary for the administration of the awards and that are not materially detrimental to the holder of the award.

Our Board of Directors and our Compensation committee are authorized to administer the 2022 Pharma Plan. The administrator has the power to determine when awards will be granted, which employees, directors or consultants will receive awards, the terms of the awards, including the number of shares or other consideration subject to each award and the vesting schedule of the awards, to interpret the terms of the 2022 Pharma Plan and the award agreements, including any notices, and to amend the terms of any outstanding award, provided that any amendment that adversely affects the grantee’s rights under the award shall not be made without the grantee’s consent. The administrator also has the authority to reduce the exercise prices of outstanding stock options and the base appreciation amount of any stock appreciation right if the exercise price or base appreciation amount exceeds the fair market value of the underlying shares, and to cancel such stock options and stock appreciation rights in exchange for new awards, in each case without stockholder approval.

The 2022 Pharma Plan provides that, except as otherwise provided in an individual award agreement, in the event of a change in control, as such term is defined in the 2022 Pharma Plan, (a) each outstanding option and SAR will automatically vest and become exercisable, and (b) all other awards will immediately lapse and be released from restrictions on transfer or forfeiture rights, and any performance goals relevant to such awards will be deemed achieved at the target performance level. Notwithstanding the foregoing, the administrator may provide that awards that remain outstanding after such vesting will be assumed or replaced in connection with the change in control. With respect to options and SARs, the administrator may also provide for the cashing out of outstanding and vested options and SARs based upon the per-share consideration being paid for shares in connection with such change in control, less the applicable exercise price or base amount.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

If stock options or similar awards are granted pursuant to our equity plans, our policy is to not grant stock options or similar awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement, and to not time the public release of such information based on stock option grant dates, but some option grants may be granted close in time to the extent those options are being granted upon hiring of new executive officers and in connection with annual grants being made as part of our director compensation policy upon appointment of a new director and on an annual basis at each annual meeting. These restrictions do not apply to RSUs or other types of equity awards that do not include an exercise price related to the market price of our common stock on the date of grant.

During the year ended December 31, 2024, we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation, and none of our named executive officers were awarded options with an effective grant date during any period beginning four business days before the filing or furnishing of a Form 10-Q, Form 10-K, or Form 8-K that disclosed material nonpublic information, and ending one business day after the filing or furnishing of such reports.

REPORT OF AUDIT COMMITTEE

The Audit committee of our Board of Directors, which consists entirely of directors who meet the independence and experience requirements of The Nasdaq Stock Market, has furnished the following report:

The Audit committee assists our Board of Directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by our Board of Directors, which is publicly available in the “Corporate Governance” tab in the “Investors” section of our website at www.fulgentgenetics.com. This committee reviews and reassesses our charter annually and recommends any changes to our Board of Directors for approval. The Audit committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Deloitte & Touche LLP. In fulfilling its responsibilities for the financial statements for fiscal year 2024, the Audit committee took the following actions:

•
Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with management and Deloitte & Touche LLP, our independent registered public accounting firm;
•
Discussed with Deloitte & Touche LLP the matters required to be discussed in accordance with Auditing Standard No. 1301- Communications with Audit committees; and
•
Received written disclosures and the letter from Deloitte & Touche LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit committee and the Audit committee further discussed with Deloitte & Touche LLP their independence. The Audit committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit committee’s review of the audited financial statements and discussions with management and Deloitte & Touche LLP, the Audit committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.

/s/ Members of Fulgent Genetics, Inc.’s Audit committee

Regina Groves, Chairperson

Michael Nohaile, Ph.D.

Linda Marsh

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Party Transactions

Our related party transaction policies and procedures require that all future transactions between us and any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons, as defined in Item 404(a) of Regulation S-K, or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our Audit committee. Any request for such a transaction must first be presented to our Audit committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit committee is to consider all available information deemed relevant by the Audit committee, including, but not limited to, the extent of the related person’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.

Related Party Transactions

In addition to compensation arrangements with executive officers and directors, which are described under “Executive Compensation” and “Director Compensation” above, described below are transactions and series of transactions since January 1, 2024 or that are currently proposed to which we were or will be a participant and in which (i) the amount involved exceeded or will exceed $120,000, and (ii) any of our directors, director nominees, executive officers or beneficial owners of more than 5% of any class of our equity, or any immediate family member of any of the foregoing persons, had or will have a direct or indirect material interest.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and NEOs, which provide these individuals with indemnification in addition to the indemnification provided for in our certificate of incorporation and bylaws. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, penalties, fines, and settlement amounts, actually and reasonably incurred by such director and officer in any action or proceeding arising out of his or her service to us or any of our subsidiaries or any other company or enterprise to which the individual provides services at our request. Subject to certain limitations, these indemnification agreements also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.

Additional Related Party Transactions

Mr. Hsieh is on the board of directors and an approximately 20% owner of ANP Technologies, Inc., or ANP, from which the Company entered into certain drug-related licensing and development service agreements. The President and Chief Scientific Officer of Fulgent Pharma, Ray Yin, is the Founder, President, and Chief Technology Officer of ANP. The Company incurred $2.1 million in expenses in the year ended December 31, 2024, related to the licensing and development services and purchase of equipment. As of December 31, 2024, $0.2 million was owed to ANP by the Company in connection with these relationships. The Company also entered into an employee service agreement with ANP in April 2023, $0.1 million was recognized in revenue in the year ended December 31, 2024, and an insignificant amount was owed by ANP in connection with the employee service agreement as of December 31, 2024.

On November 7, 2022, as consideration for the Merger, the Company paid an aggregate of approximately $100 million in exchange for all of the outstanding equity interests of Fulgent Pharma, comprised of approximately $43.4 million in cash and approximately $30.7 million in the Company’s common stock, subject to customary adjustments for closing cash, closing indebtedness, transaction expenses and other transaction matters, for the acquisition of Fulgent Pharma which was 100% owned by Mr. Hsieh, the Chief Executive Officer and Chairperson of the Company’s Board of Directors, and the Hsieh Family Dynasty Trust, dated January 27, 2010 (the “Hsieh Trust”), of which Mr. Hsieh is the grantor, on October 27, 2023, a Special Committee of the Board of Directors determined that of the 371,006 shares of common stock of the Company previously withheld as partial security for certain indemnification obligations related to the acquisition (the “Holdback Shares”), an amount equal to one-half of the initial amount of Holdback Shares, minus the amount of Holdback Shares used to satisfy any claims for indemnification in connection with the acquisition, were released to Mr. Hsieh and the Hsieh Trust in November 2023, and the remaining half were released in May 2024.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

(Notice Item 1)

Our Board of Directors, upon recommendation of our Nominating committee, nominated Ming Hsieh, Linda Marsh, Michael Nohaile, Ph.D., and Regina Groves for election at the Annual Meeting. If they are elected, they will serve on our Board of Directors until the 2026 Annual Meeting or until their respective successors have been elected and qualified.

Each of the nominees is currently a director of our Company and were each re-elected by our stockholders at our 2024 Annual Meeting of Stockholders. Upon his or her re-election at the Annual Meeting, each director will serve a one‑year term until the next annual meeting of our stockholders and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. During the course of a term, the Board may appoint a new director to fill any vacant seat. In that event, the newly appointed director would complete the term of the director he or she replaced or, if appointed to fill a vacancy caused by an increase to the size of the Board, serve until the next annual meeting of our stockholders. Each person nominated for election at the Annual Meeting has agreed to serve if elected, and we have no reason to believe any nominee will be unable to serve. However, if any nominee cannot serve, then your proxy will be voted for another nominee proposed by the Board or, if no nominee is proposed by the Board, a vacancy will occur.

We encourage, but do not require, our directors to attend meetings of our stockholders. All of our directors attended our 2024 Annual Meeting of Stockholders. Our directors are encouraged to attend the Annual Meeting.

A plurality of the shares voted for each nominee at the Annual Meeting is required to elect each nominee as a director.

Our board of directors Recommends The Election Of MING HSIEH, LINDA MARSH, MICHAEL NOHAILE, PH.D., AND REGINA GROVES As Directors, And Proxies Solicited By Our board of directors Will Be Voted In Favor Thereof Unless A Stockholder Has Indicated Otherwise On The Proxy.

PROPOSAL NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Notice Item 2)

The Audit committee has appointed Deloitte & Touche LLP, as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2025. Deloitte & Touche LLP has audited our financial statements for the 10 annual periods ending December 31, 2024. We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions. Although our bylaws do not require that our stockholders approve the appointment of our independent registered public accounting firm, we are submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders vote against the ratification of the appointment of Deloitte & Touche LLP, the Audit committee will consider whether to retain the firm. Even if our stockholders ratify the appointment of Deloitte & Touche LLP, the Audit committee of the Board may choose to appoint a different independent registered public accounting firm at any time during the year if the committee determines that such a change would, in its judgment, be in the best interests of our Company and our stockholders.

In deciding to appoint Deloitte & Touche LLP, the Audit committee reviewed auditor independence issues and existing commercial relationships with Deloitte & Touche LLP and concluded that Deloitte & Touche LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2025.

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2024 and 2023, and fees billed for other services rendered by Deloitte & Touche LLP during those periods.

	Year Ended December 31,
	2024	2023
Audit Fees(1)	$3,431,818	$3,578,365
Audit-Related Fees(2)	—	—
Tax Fees(3)	892,486	609,322
All Other Fees(4)	—	1,895
Total	$4,324,304	$4,189,582
(1)
Audit fees consist of fees billed for professional services rendered for the audit of our annual consolidated financial statements and effectiveness of internal control over financial reporting, review of our interim condensed consolidated financial statements included in our quarterly reports, professional services rendered in connection with our filing of various registration statements (such as registration statements on Form S-8) and other services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported as audit fees. Deloitte & Touche LLP rendered no such services for us in 2024 or 2023.
(3)
Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. In 2024 and 2023, these services consisted of assistance regarding federal, state and international tax compliance, and federal, state and international tax planning.
(4)
All other fees consist of fees billed for products and services other than the services described in notes (1), (2), and (3) above. In 2023, this fee consisted of fees for accounting research literature.

The percentage of services set forth above in the categories audit related fees, tax fees, and all other fees, that were approved by the Audit committee pursuant to Rule 2-01(c)(7)(i)(C) (relating to the approval of a de minimis amount of non-audit services after the fact but before completion of the audit), was 0%.

Policy on Audit committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the Audit committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. As a matter of policy, all audit, internal control-related and permitted non‑audit services, as well as the fees and terms of such services that are provided by our independent registered public accounting firm, except for non-audit services within the “de minimis” provisions of applicable SEC rules, are pre-approved by the Audit committee.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit committee for approval.

1.
Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.
2.
Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.
3.
Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.
4.
Other Fees are those associated with services not captured in the other categories.

Prior to engagement, the Audit committee pre-approves these services by category of service. The fees are budgeted and the Audit committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit committee requires specific pre-approval before engaging our independent registered public accounting firm.

The Audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, the Audit committee will reconsider its appointment.

The affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

Our board of directors Recommends A Vote To Ratify The Appointment Of deloitte & touche LLP As Our Independent Registered Public Accounting Firm, And Proxies Solicited By Our board of directors Will Be Voted In Favor Of Such Ratification Unless A Stockholder Indicates Otherwise On The Proxy.

Proposal No. 3 ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT

(Notice Item 3)

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are seeking advisory stockholder approval of the compensation of the NEOs as disclosed in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a stockholder the opportunity to endorse or not endorse our executive pay program through the following resolution:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation programs of the Company as disclosed pursuant to Item 402 of Regulation S-K of the SEC in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure of the Proxy Statement for the Annual Meeting.

Because your vote is advisory, it will not be binding on our Compensation committee or our Board of Directors. However, the Compensation committee will take into account the outcome of the vote when considering future executive compensation arrangements. Consistent with the stockholders’ 2022 advisory vote on the frequency of holding an advisory vote on the Company’s executive compensation, we have determined to hold an advisory vote to approve the compensation of our NEOs annually, and the next such advisory vote will occur at the 2026 Annual Meeting of the Stockholders.

The Compensation committee has determined that the compensation structure for the NEOs is effective, reasonable, and not excessive. Stockholders are encouraged to read the section of this Proxy Statement captioned “Compensation Discussion and Analysis,” including the related tabular disclosure regarding NEO compensation and the subsection entitled “Executive Officer Compensation”.

The affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting is required to adopt, on an advisory basis, this resolution.

THE COMPENSATION COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 3 TO ADOPT THE ABOVE PROPOSED RESOLUTION, And Proxies Solicited By Our board of directors Will Be Voted In Favor Of Such ADOPTION Unless A Stockholder Indicates Otherwise On The Proxy.

CODE OF CONDUCT AND ETHICS

We have adopted a code of business conduct and ethics that applies to all of our employees, officers (including our principal executive, financial and accounting officers and controller or persons performing similar functions), agents, and representatives (including our directors and consultants). Additionally, we have adopted a supplemental code of ethics for senior financial officers, which applies to our Chief Executive Officer, Chief Financial Officer, and other senior financial officers who have been designated by our Chief Executive Officer. Our code of business conduct and ethics and supplemental code of ethics for senior financial officers establish written standards for ethical conduct and are designed in accordance with applicable SEC rules.

The text of the code of conduct and ethics is posted on our website at www.fulgentgenetics.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive officer and principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of Nasdaq. We expect that any amendments to or waivers from certain provisions of our code of business conduct and ethics or supplemental code of ethics for senior financial officers applicable to any principal executive, financial or accounting officer or controller or persons performing similar functions will be disclosed on our website to the extent required by applicable Nasdaq or SEC rules.

OTHER MATTERS

Delinquent Section 16(a) Reports

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis, except that a Form 4 was not timely filed with respect to the withholding of shares by Mr. Kim on December 1, 2024; however, the Form 4 was filed on December 4, 2024.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

SEC rules permit stockholders to submit proposals to be included in our materials if the stockholder and the proposal satisfy the requirements specified in Rule 14a-8 of the Exchange Act. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2026 Annual Meeting pursuant to Rule 14a-8, the proposal must be delivered to our principal executive offices as provided below on or before November 28, 2025 (the date that is not less than 120 calendar days before the one-year anniversary of the date this proxy statement is released to our stockholders in connection with the 2025 Annual Meeting), provided, however, that in the event that we hold the 2026 Annual Meeting more than 30 days before or after the one-year anniversary of the date of the 2025 Annual Meeting, we will disclose the new deadline by which stockholder proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders.

Pursuant to our bylaws, for a proposal to be considered for inclusion in the proxy statement relating to the 2026 Annual Meeting, the written notice must be delivered to our Corporate Secretary at the our principal executive offices as provided below no earlier than September 29, 2025 (the date that is 180 days prior to the first anniversary of the date on which we will mail this the proxy materials for the 2025 Annual Meeting) and no later than November 28, 2025 (the date that is 120 days prior to the first anniversary of the date on which we will mail the proxy materials for the 2025 Annual Meeting). However, if the date of the 2026 Annual Meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the 2025 Annual Meeting, then to be timely, notice by the stockholder must be delivered to our Corporate Secretary at our principal executive offices below not later than the close of business on the later of (i) the 90th day prior to the 2026 Annual Meeting or (ii) the 15th day following the day on which public announcement of the date of the 2026 Annual Meeting is first made.

In accordance with our bylaws, for a proposal to be considered for presentation at the 2026 Annual Meeting, although not seeking to be included in the proxy statement, the written notice must be delivered to or mailed and received by our Corporate Secretary at the address of our principal executive offices below not less than 90 days prior to the date of the 2026 Annual Meeting.

Our bylaws also specify the procedures for stockholders to nominate persons for election as members of our Board of Directors, in addition to the procedures set forth in Rule 14a-19 as promulgated under the Exchange Act as described below. To be timely, written notice of such nominations containing the information specified in our bylaws must be delivered to our Corporate Secretary at the address of our principal executive offices below not later than 90 days prior to the date of the 2026 Annual Meeting.

Rule 14a-19 also requires, among other things, that any stockholder who intends to solicit proxies in support of director nominees other than our director nominees must provide us with written notice as further described in the rule. To be timely for the 2026 Annual Meeting under Rule 14a-19, such notice must contain the information required by Rule 14a-19 and be postmarked or transmitted electronically to our principal executive offices as provided below no later than March 16, 2026 (a date that is no later than 60 calendar days prior to the anniversary of date of the 2025 Annual Meeting); provided, however that, if the date of the 2026 Annual Meeting has changed by more than 30 calendar days from the date of the 2025 Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2026 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by us.

Proposals that are not received in a timely manner will not be voted on at the 2026 Annual Meeting. Nominations of persons for election to our Board of Directors must be made in accordance with our bylaws, in accordance with Rule 14a-19 and as otherwise permitted by law. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. Our bylaws are available in the “Investors-Corporate Governance-Governance Documents” section of our website at www.fulgentgenetics.com. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. All stockholder proposals should be marked for the attention of:

Corporate Secretary, Fulgent Genetics, Inc.,

4399 Santa Anita Avenue

El Monte, California 91731

March 25, 2025

Appendix A

Note Regarding Non-GAAP Financial Measures

Certain information in this proxy statement, including Core Revenue, Core EBITDA, and Non-GAAP Gross Margin are non-GAAP financial measures. The Company believes this information is useful to stockholders because it provides a basis for measuring the performance of the Company’s business, excluding certain income or expense items that are not directly attributable to the Company’s operating results. The Company defines Core Revenue as total revenue calculated in accordance with accounting principles generally accepted in the United States of America, or GAAP, minus revenue from COVID-19 testing products and services including COVID-19 next generation sequencing calculated in accordance with GAAP. The Company defines Core EBITDA as GAAP income (loss) minus non-GAAP gross profit and bad debt recoveries from COVID-19 testing products and services, plus or minus interest (expense) income, plus or minus provisions (benefits) for income taxes, plus goodwill impairment loss, plus restructuring costs, plus acquisition-related costs, plus equity-based compensation expenses, plus depreciation and amortization, plus impairment of available -for-sale debt securities, plus or minus period legal adjustments, and plus or minus other charges or gains, as identified, that management believes are not representative of the Company’s operations. The Company defines non-GAAP gross profit as gross profit calculated in accordance with GAAP plus equity-based compensation included in cost of revenue as shown in the table below. The Company defines non-GAAP gross margin by taking non-GAAP gross profit and dividing it by GAAP revenue. The Company may continue to incur expenses similar to the items added to or subtracted from GAAP income (loss) to calculate Core EBITDA; accordingly, the exclusion of these items in the presentation of these non-GAAP financial measures should not be construed as an implication that these items are unusual, infrequent or non-recurring. Management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measure of net income (loss) in evaluating the Company’s operating performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in conformity with GAAP, and non-GAAP financial measures as reported by the Company may not be comparable to similarly titled metrics reported by other companies.

FULGENT GENETICS, INC.
Non-GAAP Core Revenue and Core EBITDA Reconciliation
Years Ended December 31, 2024, 2023, and 2022
(in millions)
	Year Ended December 31,
	2024	2023	2022
Total revenue	$283.5	$289.2	$619.0
COVID-19 revenue	(2.2)	(27.1)	(437.5)
Core revenue	$281.3	$262.1	$181.5

Net (loss) income attributable to Fulgent	$(42.7)	$(167.8)	$143.4
COVID-19 revenue gross margin (1)	(2.3)	(10.7)	(265.6)
COVID related credits to bad debt	(7.7)	—	—
Interest income, net	(31.5)	(21.1)	(4.6)
(Benefit from) provision for income taxes	(8.1)	1.2	42.1
Goodwill impairment loss	—	120.2	—
Restructuring costs	—	—	3.0
Acquisition-related costs	—	—	7.9
Equity-based compensation expense	44.5	42.9	32.6
Depreciation and amortization	24.9	26.1	32.7
Impairment of available-for-sale debt securities	10.1	—	—
Period legal adjustments	(6.1)	—	—
Core EBITDA	$(18.9)	$(9.2)	$(8.5)

(1) Calculated using Non-GAAP gross margin excluding equity-based compensation

Revenue	$283.5	$289.2	$619.0
Cost of revenue	176.3	184.8	252.1
Gross profit	107.2	104.4	366.9
Gross margin	37.8%	36.1%	59.3%

Equity-based compensation expense included in cost of revenue	7.8	9.7	8.7
Non-GAAP gross profit	115.0	114.1	375.6
Non-GAAP gross margin	40.6%	39.5%	60.7%

fulgent VOTE

## Your vote matters – here's how to vote!

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## 2025 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

**A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.**

1. Election of Directors:

| Nominee | For | Withhold |
|---|---|---|
| 01 - Ming Hsieh | ☐ | ☐ |
| 02 - Linda Marsh | ☐ | ☐ |
| 03 - Michael Nohaile, Ph.D. | ☐ | ☐ |
| 04 - Regina Groves | ☐ | ☐ |

| Proposal | For | Against | Abstain |
|---|---|---|---|
| 2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025. | ☐ | ☐ | ☐ |
| 3. To approve, on an advisory basis, compensation awarded to the Company's named executive officers (Say-on-Pay). | ☐ | ☐ | ☐ |

**B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.**

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

4 2 B V

043SNB

## Fulgent Genetics, Inc.

2025 Annual Meeting of Stockholders

Thursday, May 15, 2025, 9:00 A.M. Pacific Time
4399 Santa Anita Avenue
El Monte, California 91731

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important notice regarding the Internet availability of proxy materials for the 2025 Annual Meeting of Stockholders.
The material is available at: www.envisionreports.com/FLGT

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Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/FLGT

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

## Proxy — Fulgent Genetics, Inc.

## Notice of 2025 Annual Meeting of Stockholders

### Proxy Solicited by Board of Directors for Annual Meeting — May 15, 2025

Ming Hsieh and Paul Kim, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2025 Annual Meeting of Stockholders of Fulgent Genetics, Inc. to be held on May 15, 2025 or at any postponement or adjournment thereof.

**Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all the director nominees to the Board of Directors, FOR Proposal 2 (to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025), and FOR Proposal 3 (to approve, on an advisory basis, compensation awarded to the Company's named executive officers (Say-on-Pay)).**

**In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.**

(Items to be voted appear on reverse side)

**C** Non-Voting Items

| Change of Address — Please print new address below. | Comments — Please print your comments below. |
| --- | --- |
| | |

1 — Please keep signature within the boxase k signature within the